Exhibit 10.1 Signature Version THIS IS A FREE TRANSLATION IN ENGLISH OF THE ORIGINAL SPANISH VERSION OF THE AMENDED LEASE AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE ORIGINAL SPANISH VERSION OF THE AMENDED LEASE AGREEMENT AND THE ENGLISH TRANSLATION, THE SPANISH VERSION OF THE AMENDED LEASE AGREEMENT SHALL PREVAIL. MMY REPERTOIRE NUMBER: 092-2025 AMENDMENT, CONSOLIDATED AND UPDATED TEXT OF THE LEASE AGREEMENT FOR OMA MINING PROPERTY CORPORACIÓN DE FOMENTO DE LA PRODUCCIÓN AND SQM SALAR SpA AND OTHERS IN SANTIAGO, REPUBLIC OF CHILE, on the sixteenth day of September in the year two thousand twenty-five, before me, PABLO ALBERTO GONZÁLEZ CAAMAÑO, attorney, Notary Public, Head of the Ninth Notary Office of Santiago, with office at Teatinos number three hundred thirty-three, mezzanine, appear: Mr. CARLOS CÉSAR DÍAZ ORTIZ, Chilean, divorced, engineer, identity card number ten million four hundred seventy-six thousand two hundred eighty-seven hyphen five, and Mr. JOSÉ MIGUEL GUSTAVO BERGUÑO CAÑAS, 2 Chilean, divorced, engineer, identity card number ten million nine hundred three thousand nine hundred ninety-two hyphen six, both acting on behalf of SQM NUEVA POTASIO SpA, a corporation, Unique Tax ID number seventy-six million six hundred thirty thousand one hundred fifty-nine-two, and of SQM SALAR SpA, a corporation, Unique Tax ID number seventy-nine million six hundred twenty-six thousand eight hundred-K, all of the foregoing domiciled at 4,760 , 5, 14th floor, Las Condes district, and Mr. RODRIGO ISAAC VERA DÍAZ, Chilean, married, engineer, national ID number 9,120,446-0, together with Mr. GONZALO IGNACIO AGUIRRE TORO, a Chilean citizen, married, attorney, national ID number 13,441,419-7, both acting on behalf of SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. , a corporation, unique tax identification number ninety-three million seven thousand, hyphen nine, all with registered address at 4,290 Los Militares Street, 6th floor, Las Condes /hereinafter, collectively, “SQM”/, on the one hand; and, on the other hand, the CORPORACIÓN DE FOMENTO DE LA PRODUCCIÓN, unique tax identification number sixty million seven hundred six thousand, hyphen two, a Chilean autonomous state administrative agency, duly represented, as shall be evidenced, by its Executive Vice President, Mr. JOSÉ MIGUEL BENAVENTE HORMAZÁBAL, a Chilean citizen, married, industrial civil engineer, national identity card number seven million eight hundred thirty-nine thousand three hundred seventy-nine-3, both domiciled for these purposes at 921 Moneda Street in this city /hereinafter, “CORFO” and, 3 together with SQM, the “Parties”/; the parties appearing, of legal age, who prove their identity with the identification cards indicated above and state: ONE: General Background. One.One. CORFO is the owner of the OMA mining concessions, located in the Salar de Atacama, where a project has been underway since the year 1983, the primary purpose of which has been to produce and market any and all compounds of potassium, boron, lithium, and sodium, and, in particular, potassium salts, boric acid, lithium, lithium products, sodium chloride, potassium chloride, sodium sulfate, potassium sulfate, and any derivative or compound thereof, as well as other economically recoverable mineral substances from the OMA mining concessions. One.Two. By public deed dated January 31, 1986, executed before the Notary Public of Santiago, Mr. Sergio Rodríguez Garcés, Amax, Molymet, and CORFO entered into the contract for the project in the Salar de Atacama and its various annexes. Likewise, by deed of the same date and notary, Amax, Molymet, and CORFO formed the limited liability company named Sociedad Minera Salar de Atacama Limitada /“Minsal”/. On December 14, 1992, by public deed executed on that date before the Notary Public of Santiago, Mr. Raúl Undurraga Laso, Amax, with the express and irrevocable consent of the other partners of Minsal, sold, assigned, and transferred to Amsalar, which purchased, accepted, and acquired for itself each and every one of the corporate rights and interests of in said 4 company. Subsequently, by public deed dated November 12, 1993, executed before the Notary Public of Santiago, Juan Ricardo San Martín Urrejola, the companies Amsalar and Molymet sold, assigned, and transferred to SQM Potasio S.A. all their corporate rights in Minsal, leaving SQM Potasio S.A. as the sole shareholder of the latter with seventy-five percent and CORFO with twenty-five percent. By public deed dated August 8, 1994, Minsal was modified and transformed into Sociedad Minera Salar de Atacama S.A., now SQM Salar SpA (hereinafter, “SQM Salar”)/. On December 28, 1995, following a capital increase carried out the previous year, CORFO sold its stake in SQM Salar. One.Three. By public deed dated April 18, 1986, executed before the Notary Public of Santiago, Mr. Sergio Rodríguez Garcés, a lease agreement was entered into between CORFO and Minsal, whereby CORFO leased to said company, of which it was a partner, the usufruct of certain OMA mining concessions, for the development of the project agreed upon in the project contract for the Salar de Atacama. By public deed dated January 31, 1986, executed before the Notary Public of Santiago, Mr. Sergio Rodríguez Garcés, Amax, Molymet , and CORFO entered into a project contract for the Salar de Atacama and its various annexes. On November 12, 1993, by public deed executed before the Notary Public of Santiago, Mr. Juan Ricardo San Martín Urrejola, a project contract was entered into for the Salar de Atacama between CORFO, SQM Potasio S.A., and SQM S.A., the purpose of which was for Minsal to develop a project, thereby rendering null and

5 void the contract of the same name entered into in the year 1986. On the same date and before the same notary, a lease agreement was entered into between CORFO and Minsal, rendering the agreement of the same name from 1986 null and void. Subsequently, on December 19, 1995, the contract for the project in the Salar de Atacama was amended before the Notary of Santiago, Mr. Juan Ricardo San Martín Urrejola, and on December 21, 1995, before the same notary, the aforementioned contract was amended once again. Subsequently, by public deed of the same date and before the same notary, the parties amended the lease agreement. By public deed dated November 29, 2012, SQM Salar executed a unilateral declaration of agency, by which it transferred to CORFO the concessions known as Sal and Salar, which had been established by SQM Salar in a portion of the area comprising the OMA. One.Four. By public deed dated January 17, 2018, executed before the Seventh Notary of Santiago, Ms. María Soledad Santos Muñoz, CORFO and SQM Potasio S.A., SQM S.A., and SQM Salar signed the amendment, re d, and updated version of the contract for the project in the Salar de Atacama /the “SQM Project Agreement”/, and the amendment, consolidated and updated text of the lease agreement for OMA mining concessions /the “SQM Lease Agreement”/, and together with the SQM Project Agreement, the “CORFO-SQM Agreements,” which were amended by the aforementioned parties by public deed dated March 8, 2018, executed before the same notary. The aforementioned amendments, together with their rectification, were 6 approved by CORFO Resolution No. 48 of 2018, registered by the Comptroller General of the Republic on April 10 of the same year, and were intended, among other things, to increase SQM Salar’s lithium mining and marketing quota, the change in the formula for calculating lease rent, the prices used, and the rates to be applied, contributions for regional development and communities, the establishment of an environmental monitoring system, and the creation of mechanisms designed to verify the correct, complete, and timely fulfillment of SQM Salar’s environmental and contractual obligations. Subsequently, on January 8, 2020, between CORFO and SQM Salar, SQM Potasio S.A., and SQM S.A., the SQM Project Agreement and the SQM Lease Agreement were amended by a public deed executed before the Seventh Notary Public of Santiago, Ms. María Soledad Santos Muñoz, and on December 1, 2020, by a public deed executed before the same Notary, an amendment was signed relating exclusively to Clause Fifteen of the SQM Project Agreement. These amendments were approved, respectively, by Afecta Resolution No. 16, of 2020, issued by CORFO, which was recorded by the Second Metropolitan Regional Comptroller’s Office of Santiago on February 27 of the same year; and by Resolution No. 125 of 2020, issued by CORFO, recorded by the Second Metropolitan Regional Comptroller’s Office of Santiago on December 31 of the same year. 7 TWO: Considerations. The Parties expressly acknowledge that they have given special consideration to the following for the purposes of agreeing to the amendment of this SQM Lease Agreement and the SQM Project Agreement: Two.One. The CORFO-SQM Agreements are related agreements, closely linked to one another, which have bound and continue to bind all parties thereto, that is, the Companies, as defined therein, and to CORFO. Two.Two. The development of the lithium industry and the exploitation of the OMA properties are of significant importance to the State of Chile, given that it possesses one of the world’s largest reserves of this mineral, the sustainable exploitation of which entails significant economic benefits and revenue for Chile, and, furthermore, enables it to make a significant contribution to the development of the industry associated with this mineral, particularly that of batteries and storage devices. Therefore, it must create appropriate conditions that enable its active participation in the expansion of the lithium market in the coming years and its positioning as a key player in lithium exploitation in the long term. Two.Three. On April 20, 2023, the President of the Republic announced the “National Lithium Strategy” to increase Chile’s wealth and develop a key industry that links Chile’s economic development with the global transition to a green economy /the “National Lithium Strategy”/. With regard to the Salar de Atacama, the objectives of the National Lithium Strategy are /i/ to ensure the continuity of production activities, /ii/ to sustainably increase lithium production, /iii/ incorporate the State into productive 8 activities through a public-private partnership with majority State participation, and /iv/ given that the CORFO–SQM Contracts expire in the year 2030, entry into these operations before the expiration of that term must be agreed upon with SQM. To this end, CORFO requested that the National Copper Corporation of Chile /hereinafter “CODELCO”/ to identify the best ways to secure the Chilean State’s participation in lithium operations in the Salar de Atacama in advance. Accordingly, CODELCO, which under its organic law is authorized, either directly or through its subsidiaries, to engage in lithium mining, on May 18, 2023, established the company Minera Tarar SpA /hereinafter, “Tarar”/ as a vehicle to carry out the development of the Salar de Atacama through a public-private partnership. Two.Four. CODELCO and Tarar, on the one hand, and CORFO, on the other, negotiated and worked jointly with their respective technical and legal teams and external legal advisors to a contract text whereby CORFO will lease to Tarar a group of OMA mining concessions, as well as the Sal, Salar, and Rigo concessions, all located in the Salar de Atacama between the years 2031 and 2060 /the “Tarar Lease Agreement”/ and a second contract establishing the terms and conditions for the exploitation of said mining concessions by Tarar during the same period /the “CORFO-Tarar Project Agreement” and, together with the Tarar Lease Agreement, the “CORFO -Tarar Contracts”. The texts of the CORFO-Tarar Agreements were approved in general terms by the CODELCO board of directors at a meeting held on September 25, 2023, and by the Tarar board of directors on

9 November 29, 2023. For their part, the draft texts of the CORFO – Tarar were approved by the CORFO Board via Resolution No. 3,153, at a meeting held on October 5, 2023, subjecting their execution to the condition of conducting an indigenous consultation regarding aspects likely to affect the Atacameño indigenous people, and their final text was approved by Resolution No. 3 ,194, dated September 15, 2023 . On May 31, 2024, CODELCO, Salares de Chile SpA, and Tarar, on the one hand, and SQM, on the other hand, entered into a partnership agreement for the purpose of establishing the steps, stages, rights, obligations, terms, and conditions for the preparation of the partnership to be carried out by CODELCO and SQM, with the aim of implementing the joint venture that, beginning in the year 2025, will explore, exploit, and market lithium and other mineral substances present in the OMA mining concessions of the Salar de Atacama under the CORFO-SQM Contracts and CORFO-Tarar Contracts (together with their amendments), the “Partnership Agreement”/, in accordance with the objectives set forth in Section Two.Three. Two.Six. Pursuant to the Partnership Agreement, the joint venture between CODELCO and SQM will be established through the merger of Tarar and SQM Salar, with the latter absorbing the former, so that SQM Salar, under a new name, will continue to be the lessee under the CORFO-SQM Agreements and will absorb Tarar’s assets, including the CORFO-Tarar Agreements. By virtue of the merger, CODELCO will join SQM Salar as a majority shareholder. For the purposes of this amendment, the act by 10 which CODELCO, or a subsidiary of CODELCO, becomes a shareholder of SQM Salar and is entered in the SQM Salar shareholder registry as the holder of the majority of the shares issued by SQM Salar shall be referred to as the “Entry of CODELCO into SQM Salar. ” Two.Seven. In light of the provisions of the preceding Sections, and considering in particular that the CORFO-Tarar Contracts provide for incentives to promote the introduction of new technologies in the production process in the Salar de Atacama, which foster efficient and sustainable exploitation subject to compliance with high socio- environmental standards, and, on the other hand, they regulate the timeliness and completeness of the information that the Company must provide to CORFO to ensure better compliance with the contracts, it has been deemed necessary to introduce amendments to the CORFO- SQM Contracts to enable investments in additional capacity expansions, thus ensuring the continuity of operations. Likewise, it is necessary to make certain adjustments to allow for the better implementation of some of the clauses in the CORFO–SQM Contracts. Two.Eight. In accordance with applicable regulations, prior to the date of execution of this contractual amendment, the administrative measures likely to directly affect indigenous peoples were submitted to the indigenous consultation process. THREE: Amendment, Consolidated, and Updated SQM Lease Agreement. As a result of the foregoing, SQM, on the one hand, and 11 CORFO, on the other, hereby amend and establish the final, consolidated text of the SQM Lease Agreement, which is set forth below and shall be subject to the condition precedent that CODELCO’s entry into SQM Salar occurs: “FIRST: General Background. By deed dated January 31, 1986, executed before the Notary Public of Santiago, Mr. Sergio Rodríguez Garcés, Amax, Molymet, and CORFO entered into the Contract for the Project in the Salar de Atacama and its various annexes. Likewise, by deed of the same date and notary, Amax, Molymet, and CORFO incorporated the limited liability company named Sociedad Minera Salar de Atacama Limitada. Subsequently, a lease agreement was entered into between CORFO and Minsal, by public deed dated April 18, 1986, before Notary Public Sergio Rodríguez Garcés, whereby CORFO leased to said company, of which was a partner, the usufruct of certain OMA mining concessions, for the development of the project agreed upon in the Contract for the Project in the Salar de Atacama. Likewise, on December 14, 1992, by public deed executed on that date before the Notary Public of Santiago, Mr. Raúl Undurraga Laso, Amax, with the express and irrevocable consent of the other partners of Minsal, sold, assigned, and transferred to Amsalar, which purchased, accepted, and acquired for itself each and every one of the corporate rights and interests of the former in said company. Subsequently, by public deed dated November 12, 1993, executed before Notary Juan 12 Ricardo San Martín Urrejola, the companies Amsalar and Molymet sold, assigned, and transferred all their corporate rights in Minsal to SQMK, leaving SQMK and CORFO as the sole partners of Minsal. On November 12, 1993, by public deed before the Notary of Santiago, Mr. Juan Ricardo San Martín Urrejola, the Agreement between CORFO and Minsal was executed, rendering null and void the previous lease agreement entered into between the same parties in 1986. On the same date and before the same notary, the Project Agreement was executed between CORFO and SQMK, thereby the contract of the same name from 1986. The purpose of the Project Agreement was for Minsal to develop the Project to produce and market any and all compounds of potassium, boron, lithium, and sodium, and, in particular, potassium salts, boric acid, lithium, lithium products, sodium chloride, potassium chloride, sodium sulfate, potassium sulfate, and any derivative or compound thereof, as well as other economically recoverable mineral substances from one or more brines, aquifers, lands, mining concessions, and other relevant assets and rights within the municipality of San Pedro de Atacama, and in particular, within the leased OMA concessions. By public deed dated August 8, 1994, Minsal was modified and transformed into Sociedad Minera Salar de Atacama S.A., now the Company. Subsequently, on December 19, 1995, the Project Agreement was amended before the notary of Santiago, Mr. Juan Ricardo San Martín Urrejola, and on December 21, 1995, before the same notary, the Project Agreement was amended again. Finally,

13 by public deed of the same date and before the same notary, the parties amended the Agreement. On December 28, 1995, following a capital increase carried out the previous year, CORFO sold its stake in the Company. By public deed dated November 29, 2012, the Company executed a unilateral declaration of agency, whereby it transferred to CORFO the Sal and Salar Properties, which had been established by the Company in the area comprising the Properties. SECOND: Considerations. The parties expressly acknowledge that they have given special consideration to the following for the purposes of agreeing to the amendment and finalization of the consolidated text of this Agreement and the Project Agreement: Two.One. The Agreement and the Project Agreement are related contracts, closely linked to one another, which have bound and continue to bind all parties thereto, namely, the Company and CORFO. Two.Two. The development of the lithium industry is of significant importance to the State of Chile, given that it possesses one of the world’s largest reserves of this mineral, the sustainable exploitation of which entails significant economic benefits and revenue for Chile and, furthermore, will become a significant contribution to the development of the industry associated with this mineral, particularly that of batteries and storage devices. Therefore, it must create appropriate conditions that enable its active participation in the expansion of the lithium market in the coming years and its positioning as a key player in lithium exploitation 14 in the long term. Two.Three. Both for the aforementioned purposes and to create the right conditions and incentives to encourage investment, innovation, and increased levels of lithium exploitation in the coming years, it is necessary to improve and update the Contract and the Project Agreement in order to increase the Company’s lithium production and marketing quota within the term of said agreements, establishing rules that ensure efficient and sustainable exploitation subject to strict environmental protection standards, on the understanding that the Salar de Atacama is a basin whose aquifer systems are interconnected, as well as best practices in compliance and corporate governance, and that regulate the timeliness and integrity of the information the Company must provide to CORFO for the best possible fulfillment of the Contract and the Project Agreement. Two.Four. Likewise, it was deemed necessary to establish a new mechanism for calculating the Royalty, which provides for rates by price range to be applied to the price actually paid by the end consumer or Unrelated Third Party. To safeguard this latter principle, the Company must additionally make reasonable efforts to comply with tax regulations regarding advance pricing agreements that include lithium products. Two.Five. Furthermore, consideration was given to the need to create conditions to foster the development in our country of a lithium products industry with higher value-added, for which purpose the granting of preferential lithium prices by the Company to Specialized Producers that manufacture such value-added products in Chile from 15 lithium inputs extracted from the Properties is regulated. Two.Six. The sustainable development of economic activity in the Salar de Atacama and its surrounding area is a priority objective of CORFO; to this end, it is essential that the Company commit to maintaining high standards of corporate social responsibility and practices of engagement and dialogue with the Atacameño indigenous communities, particularly regarding potential environmental and social impacts of the Company’s activities within the area of influence of its operations in the Salar de Atacama, both in the Atacameño indigenous communities and in the urban areas where it manufactures its products. Two.Seven. Finally, mechanisms for value sharing with the local Atacameño indigenous communities neighboring the Salar de Atacama were established, including contributions for research and development in the lithium industry and related industries, to which the Company is obligated. THIRD: Ownership of the Concessions, Lease, and Project. CORFO owns, among other mining concessions, the Concessions, on which the Company has been developing the Project since 1983. This is done with the primary purpose of producing and marketing any and all compounds of potassium, boron, lithium, and sodium, and, in particular, potassium or potassium salts, boric acid, lithium, lithium products, sodium chloride, potassium chloride, sodium sulfate, potassium sulfate, and any derivative or compound thereof, as well as other economically recoverable mineral substances from one or more brines, aquifers, 16 lands, mining concessions, and other relevant assets or rights located or established within the boundaries of the municipality of San Pedro de Atacama, Province of El Loa, Antofagasta Region, Republic of Chile. In that context and as previously noted, CORFO entered into the Project Agreement in 1993 with SQMK and SQM, as well as the Contract regarding certain OMA mining concessions with Minsal, which remains in force, whereby CORFO leased to the Company and granted it the right to exclusively and to the exclusion of others exploit sixteen thousand three hundred eighty-four of said concessions. The Concessions are currently in force, with their permits up to date and duly paid, registered on page four hundred and eight, number eleven, of the year one thousand nine hundred and seventy-seven; on pages one hundred and thirty-one and following, number six, of the year one thousand nine hundred and seventy-nine; and on page sixty-two, number fifteen, of the year one thousand nine hundred and eighty-four, all in the Mining Property Registry of the Mining Registrar of El Loa, re- registered on page nine hundred and twenty-six, number two hundred forty-eight of the Mining Property Registry of the Mining Registrar of Calama, corresponding to the year two thousand sixteen, and which are specified in the First Transitory Clause. The aforementioned Properties are free of any lien, mortgage, litigation, right, action, or exception of any type or kind, with the exception of the registration of the lease agreement and the existing prohibitions in favor of the Company regarding the sixteen thousand three hundred eighty-four

17 properties included among the Properties, which the Company is currently authorized to exploit. The lease agreement is registered under number one hundred twenty-seven on page two hundred thirty-nine, dated November thirty, nineteen ninety-three in the Mortgage and Encumbrances Registry of the Calama Mining Registrar. The Properties are also subject to the prohibition registered on page one hundred fourteen, number eighty-five, dated November 30, 1993, by which CORFO will not carry out or permit exploration, exploitation, or mining, aquifer, or industrial work of any type or kind, either by itself or through third parties, on the entirety of the properties it owns. Likewise, CORFO is the owner of the Sal and Salar Properties, which are located within the perimeter of the Properties and identified in Transitory Clause Two. FOURTH: Amendment and Adoption of the Consolidated Text of the Contract. By this instrument and in accordance with the provisions of the Second Clause /Considerations/, the parties hereby amend and establish the definitive and consolidated text of the Contract in accordance with the following Clauses. FIFTH: Definitions. Without prejudice to other definitions set forth in this Contract, the terms listed below shall, whenever used in this Contract with an initial capital letter, the meaning assigned to them in each case: “Boric Acid” means any commercial form of boric acid in any 18 form, grade, concentration, or degree of purity, its derivatives, or compounds. “CCHEN Agreement” means the agreement of the CCHEN Board of Directors authorizing the sale of lithium products extracted from the Salar de Atacama in accordance with this Agreement, under terms and conditions substantially similar to those previously authorized by said body for this type of contract, in accordance with its legal powers and within the scope of its jurisdiction. “Amax” means Amax Exploration Inc. “Amsalar” means Amsalar Inc. “Protection Rings” correspond to the area encompassed by Protection Ring Two and Protection Ring Ten, established as a zone intended to safeguard the mineral resources and reserves of the Properties and prevent the Company from conducting mining operations in that zone that could negatively affect the Project or the Project’s development area . “Protection Ring Two” means the area within two kilometers measured from the perimeter or outer edge of the Properties and the Rigo Properties, which the Company or its Related Parties currently hold or may hold in the future, as detailed in Annex Three. “Protection Ring Ten” means the area within ten kilometers measured from the perimeter or outer edge of the Holdings and the Rigo Holdings, which the Company or its Related Parties currently hold or may hold in the future, as detailed in Annex Two. “Anniversary” means an anniversary of the Commencement Date. “Atacameño Indigenous Associations” or also “ Atacameño Indigenous Associations” means those indigenous associations, as defined in Article Thirty-Six of Law No. 19,253, 19 belonging to the Atacameño or Lickanantay people of the Salar de Atacama basin that are incorporated, registered, and have a current board of directors at CONADI, on the dates indicated for each case in the Contract. “Environmental Auditor” has the meaning assigned to that term in Clause Nineteen /External Auditor/. “Contractual Auditor” has the meaning assigned to that term in Clause Nineteen /External Auditor/. “External Auditors” has the meaning assigned to that term in Clause Nineteen /External Auditor/. “Assets Subject to Restitution” has the meaning assigned to that term in the Project Agreement. “CAM” means the Arbitration and Mediation Center of the Santiago Chamber of Commerce. “Expansion One Capacity” means the additional production capacity capable of producing at least fifty kMt of battery- grade lithium products per year. Until such capacity exists, Expansion One Capacity shall be deemed to be zero until the corresponding stages are completed, unless the option to construct the first phase is exercised, in which case the Expansion One Capacity shall be twenty- five kMt. “CCHEN” means the Chilean Nuclear Energy Commission or the body that replaces it. “Magnesium Chloride” or “Bischofite” means any commercial form of magnesium chloride hexahydrate in any form, grade, concentration, or degree of purity, its derivatives, or compounds. “Potassium Chloride” means any commercial form of potassium in any form, grade, concentration, or degree of purity, other than potassium sulfate, its derivatives, or compounds. “Sodium Chloride” or “Halites” means any commercial form of sodium chloride in any form, grade, 20 concentration, or degree of purity, its derivatives, or compounds. “CODELCO” means the National Copper Corporation of Chile. “Atacameño Indigenous Communities” or also “Atacameño Indigenous Communities” means those indigenous communities, as defined in Article 9 of Law No. 19,253, belonging to the Atacameño or Lickanantay people of the Salar de Atacama basin that are constituted, registered, and have their governing body in good standing with CONADI, as of the dates for each case, are indicated in the Contract. “CONADI” means the National Indigenous Development Corporation established by Law No. 19,253. “Council” means the CORFO Council. “Agreement” means this Lease Agreement, as amended and restated in this deed, entered into between CORFO and Sociedad Minera Salar de Atacama Limitada (hereinafter the “Company”), by public deed dated November 12, 1993, executed before the Notary Public of Santiago, Mr. Juan Ricardo San Martín Urrejola, file number 8,802-1,993, amended by public deed dated December 21, 1995, file number 13,417-1,995 , executed before the same notary. “Project Agreement” means the Project Agreement, its annexes, and its written amendments, which was entered into by SQMK, SQM, and CORFO by public deed dated November 12, 1993, executed before the Notary Public of Santiago, Mr. Juan Ricardo San Martín Urrejola, file number 8,801-1,993, amended by a public deed dated December 19, 1995, file number 13,295-1995, and by a public deed dated December 21, 1995, file number 13,418-1995, both executed before the same notary, and by a of the same date and at the

21 same notary’s office. “Contracts” means collectively the Contract and the Project Agreement. “CORFO-Tarar Lease Agreement” means the lease agreement for the Properties entered into between CORFO and Minera Tarar SpA by public deed dated September 16, 2025, under file number five thousand ninety-four at this same Notary’s office. “CORFO- Tarar Project Agreement-Tarar” means the project contract entered into between CORFO and Minera Tarar SpA by public deed dated September 16, 2025, under file number 5,093 at this same Notary’s office. “CORFO” means the Corporation for the Promotion of Production. “Additional Quota” means the amount of one hundred twelve thousand seven hundred twenty-three Mt of LME. “Supplementary Quota” means the amount of fifty-six thousand three hundred sixty-one Mt of LME. “Efficiency Quota” means the amount of fifty-one thousand sixty-three Mt of LME. “Original Quota” has the meaning assigned to that term in Section Seven.Two. “Quotas” means collectively the Additional Quota, the New Quota, the Supplementary Quota, and the Efficiency Quota. “Acquisition Right” has the meaning assigned to that term in Section Ten.One.(d). “Business Days” means days of the week, excluding Saturdays, Sundays, holidays, and days on which commercial banks in Chile do not open their off ices to the public. “Documents” means this Agreement, the Project Agreement, and the Company’s bylaws, whether currently in effect or in the future. “Force Majeure Event” means any unforeseen event beyond the reasonable control of the affected Party that prevents it from fulfilling 22 its obligation, including, but not limited to, the following: /i/ acts of nature, including epidemics, earthquakes, hurricanes, landslides, floods, flash floods, and tsunamis or subsidence; /ii/ acts of the enemy, including wars, blockades, sieges, or insurrections; /iii/ terrorism and riots; /iv/ orders, decrees of any governmental authority or entity, or the exercise of any emergency powers by any authority, that are binding on the Party, provided that they do not result from the wrongful act or omission of the affected Party, have not been issued with general effect, and exceed the scope of the industry. “Convocation Date” means October 4, 2024, corresponding to the issuance of CORFO’s Exempt Electronic Resolution No. 1,235, which ordered the convening of a new call for the first meeting of the planning stage of the indigenous consultation process “Salar de Atacama Contracts,” as directed by CORFO’s Exempt Electronic Resolution No. 347 of 2024. “Start Date” means April 10, 2018. “End Date of the Dialogue Stage of the Indigenous Consultation” means August 8, 2025. “Governance” means the set of rules to be agreed upon between the Company and the Atacameño indigenous communities to govern their relations, which will be maintained through formal and permanent channels of dialogue, such as working groups or others established by mutual agreement. For greater clarity, Governance does not refer to nor form part of the Company’s corporate governance, which is governed by its own statutory rules. “kMt” means thousands of metric tons. “LCE” stands for lithium carbonate equivalent. “Securities Market Law” means Law No. 23 18,045 on the Securities Market. “Corporations Law” means Law No. 18,046 on Corporations. “Anti-Corruption Laws” has the meaning assigned to that term in Clause Twenty-Six /Anti-Corruption Regulations/ “LME” means lithium metal equivalent. “Relevant Matters and Clauses” has the meaning assigned to that term in Section Fourteen.BIS.Two. “Best Engineering and Operational Practices” means the best practices, methods, procedures, and actions—which may vary from time to time—used internationally in the design, construction, operation, maintenance, and repair of lithium production plants from brines /and applicable to the reality of the Salar de Atacama/, ensuring at all times compliance with levels of safety, reliability, and economy comparable to those that would be applied by efficient and prudent operators in the industry, which shall aim to achieve greater efficiency and performance in production processes, the highest standards in environmental stewardship, and responsible operations with respect to the Atacameño indigenous communities and their surroundings. However, the Parties understand that Best Engineering and Operating Practices are not limited to a single optimal practice, method, or technique to the exclusion of others, provided that such practices, methods, or techniques allow for the achievement of the objectives described above. “Salar de Atacama Contract Monitoring Committee” means the sole permanent forum for dialogue, coordination, and collaboration established in this contract, managed by CORFO within the scope of its authority, for the active participation 24 of the Atacameño indigenous organizations in the monitoring, verification, and oversight of the environmental obligations imposed by this Contract on the Company, and for community relations, through which periodic actions will be carried out to maintain a formal relationship with said organizations and to develop collaborative activities. “Minsal” means Sociedad Minera Salar de Atacama S.A., hereinafter the Company. “Molymet” means Molibdenos y Metales S.A. “Mt” means metric tons. “New Quota” means one hundred eighty-five thousand seven hundred sixty-seven Mt of LME. “More Favorable Price Obligation” has the meaning assigned to that term in Section Fifteen.One. “Atacameño Indigenous Organizations” or “Atacameño indigenous organizations” means the Atacameño indigenous communities and Atacameño indigenous associations governed by Law No. 19,253, which are incorporated, registered, and have their bylaws in force with CONADI, as of the dates indicated in the Contract for each case. “Other Products” means any commercial form or product derived from the salts or brines of the Properties, which is not defined in this Clause, as well as products derived from or composed of the same. “Other Lithium Products” means any product other than l ithium carbonate and lithium hydroxide, such as lithium bromide; metallic lithium; lithium chloride; lithium phosphate; lithium sulfate for conversion into Lithium Products and/or Other Lithium Products; other lithium-derived or lithium-containing products; slabs; slurries; and/or chemical plant waste with a lithium content, to the extent that they are

25 sold commercially. For the purposes of this Agreement, lithium brines— which include raw brine, concentrated and/or refined brines at any concentration level, lithium carnallite, and other lithium raw materials— shall not be considered lithium products. “Parties” means CORFO and the Company. “Related Parties” means the companies, entities, or natural or legal persons, whether domestic or foreign, that, with respect to the Company, are in any of the following situations: /i/ All companies, entities, and persons related to the Company, as defined in Article 100 of the Securities Market Law; /ii/ The controlling party or parties of the Company and its subsidiaries; all persons, companies, and entities that share the same controlling party or parties of any such Company; and all natural or legal persons who, directly or indirectly, participate in it s controlling party pursuant to Article 97 of the Securities Market Law; /iii/ Natural or legal persons who directly or indirectly participate in a joint action agreement to participate with an identical interest in the management of the Company and its subsidiaries, or to obtain control thereof, as defined in Article 98 of the Securities Market Law; /iv/ All natural or legal persons who exercise decisive influence over the Company’s decisions, whether or not they are a controlling party, as defined in Article 99 of the Securities Market Law. “Indirect Related Parties” has the meaning assigned to that term in Section Seven.Three./j/. “Payment Period” means the thirty-day period following the end of each quarter, that is, the months of April, July, October, and January of each year. “Rental Period” means the one - 26 quarter period ending on the last day of the third month, that is, March 31, June 30, September 30, and December 31 of each year. “Rigo Properties” means the Rigo mining concessions numbered one through three thousand six hundred sixty, each covering five hectares, located in the commune of San Pedro de Atacama, province of El Loa, Antofagasta Region, Republic of Chile, which were contributed by CORFO to the Company by means of a public deed of amendment executed on November 12, 1993, before the Notary Public of Santiago, Mr. Juan Ricardo San Martin Urrejola, which were registered in the Company’s name on page 651, entry 125, and on page 48, entry 9, of the Mining Property Registry of the corresponding Mining Registrar of El Loa-Calama, respectively, in the years 1993 and 1994. “Properties” means the OMA mining properties specified in Transitory Clause One /Properties/. “Sal and Salar Properties” means the mining properties specified in Transitory Clause Two /Sal and Salar Properties/. “Closure Plan” means the set of actions and measures intended to terminate the Company’s mining activities, in accordance with the provisions of Law No. 20,551 regulating the closure of mining operations and facilities and its implementing regulations. “Preferential Price” means the lowest market parity export price of the Company /FOB Chilean Port/ to be set monthly by the Company for technical-grade lithium carbonate, battery- grade lithium carbonate, technical-grade lithium hydroxide, and battery- grade lithium hydroxide, and shall correspond in each case to the weighted average FOB price calculated based on the twenty percent 27 lowest price of the volume exported by the Company in the last six available months, and shall apply for the following month. “Challenge Procedure” has the meaning assigned to that term in Section Seven.Three./g/. “Specialized Producers” has the meaning assigned to that term in Section Fifteen.One. “Lithium Products” means lithium carbonate in its technical and battery grades and lithium hydroxide in its technical and battery grades, in both cases in their various specifications. “Project” means the Salar de Atacama potassium salts and boric acid project (also known as the Minsal project or the Salar de Atacama project), as set forth in the Project Agreement and any consistent amendment or modification thereto that may be incorporated in writing and by mutual agreement in the future, and which provides for the production and marketing of any and all compounds of potassium, boron, lithium, magnesium, sulfate, and sodium, and, in particular, boric acid, lithium, lithium products, sodium chloride, potassium chloride, sodium sulfate, potassium sulfate, and any derivative or compound thereof, and other economically recoverable mineral substances from one or more brines, aquifers, lands, mining concessions, and other relevant assets or rights located or established within the boundaries of the Concessions, the Rigo Concessions, and those that may be acquired in the future. “RCAs” means the environmental qualification resolutions that the Project currently holds or may hold in the future. “Representatives” has the meaning assigned to that term in Section Thirteen.Two. “Lithium Brine” means raw brine, 28 concentrated and/or refined brines at any concentration level, lithium carnallite, and other lithium raw materials extracted from the Properties. “Monitoring System” means the set of technological tools and mechanisms designed to record, report, and make available to CORFO and the Atacameño indigenous organizations the information specified in Sections Twelve.Two. and Twelve.Three., in the manner and under the conditions defined in said Sections, designed by the Company in conjunction with said indigenous organizations as indicated in the Contract, the operation and updating of which shall be maintained by the Company during the term of the Contract . “SMA” means the Superintendency of the Environment . “Company” means SQM Salar SpA. “SQM” means Sociedad Química y Minera de Chile S.A. “SQMK” means SQM Potasio SpA, formerly SQM Potasio S.A. “Potassium Sulfate” means any commercial form of potassium sulfate in any form, grade, concentration, or degree of purity, its derivatives, or compounds. “Sodium Sulfate” means any commercial form of sodium sulfate in any form, grade, concentration, or degree of purity, its derivatives or compounds. “Unrelated Third Party” shall be understood, with respect to an entity, as one that is neither a Related Party nor an Indirect Related Party to that entity. “Arbitral Tribunal” has the meaning assigned to that term in Clause Twenty-Five /Dispute Resolution and Arbitration/. “US$” or “Dollar” means the United States dollar. “Replacement Value” has the meaning assigned to that term in Section

29 Ten.One./d/. “Term of the Agreement” has the meaning assigned to that term in Clause Twenty-Two /Term/. SIXTH: Lease of the Property and Exploitation. CORFO leases and delivers the Property to the Company, which accepts and receives it. In any event, the Company may exploit only sixteen thousand three hundred eighty-four of the total Assets, for the purpose of extracting and producing Potassium Chloride, Boric Acid, Magnesium Chloride, or Bischofite, and Lithium Products, or any other mineral substance present therein, including the byproducts Sodium Chloride and Sodium Sulfate and any others that may arise. The sixteen thousand three hundred eighty-four claims eligible for exploitation are identified on the map, signed by the Parties, attached as Annex One. In the OMA mining concessions that it may not exploit, the Company may carry out activities complementary to the exploitation of the mining concessions, such as the establishment of reinjection wells and the infrastructure necessary for their operation /but under no circumstances the extraction of brine or activities that could affect third parties exploiting CORFO mining concessions in the Salar de Atacama/, all of the foregoing in accordance with the permits and authorizations that the Company obtains for such complementary activities. Likewise, during the Term of the Contract, the Company undertakes to maintain the mining property located within the area of the Protection Rings. Furthermore, within said area, the Company and its Related Parties may not carry out any exploitation, extraction, or reinjection of brine 30 during the Term of the Contract and for fifteen years following from the expiration of the Term of the Contract, a prohibition that shall be absolute. All of the foregoing, under the terms established in Clauses Ten /Restitution, Transfer, and Right of Acquisition/ and Eleven /Prohibitions/. SEVENTH: Rent. Seven.One. As of the Commencement Date, the Company shall pay CORFO a lease rent corresponding to a percentage with progressive and marginal scales based on the weighted average sales price (net of taxes) of Lithium Products, Potassium Chloride, Potassium Sulfate, as well as the rates for Other Lithium Products, Boric Acid, Magnesium Chloride, Sodium Chloride, and Other Products extracted from the Premises, without deduction of costs or expenses of any kind /the “Rent”/. The Rent shall be determined and paid, as of the Commencement Date, for all products produced by the Company from brine extracted from the Property and from lithium recovery processes involving other precipitated salts, stockpiled salts, process RILs or RISs, waste salts, reject brines, reprocessed, and/or brines in general, among others, and sold by the Company or by any of its Related Parties, all in accordance with the tables contained in Annex Five, with the exception of volumes of Halite and Bischofite that are effectively transferred to the Atacameño indigenous organizations in accordance with Section Five.Four. of the Project Agreement. Seven.Two. For Lithium Products, the Royalty shall apply to sales originating from 31 Quotas and which will begin to be produced and sold as of the Commencement Date. However, with respect to sales originating from the balance of the original quota, amounting as of April 10, 2018, to sixty thousand six hundred ninety-three Mt of LME, as set forth in Official Letter No. 9-004, dated October 27, 2021, from the CCHEN (the “Original Quota”), the Royalty shall be determined and paid based on the fixed rate indicated in Annex Five, calculated on the weighted average sales price (net of taxes), in accordance with the Royalty calculation mechanism set forth in Annex Six, without deduction of costs or expenses of any kind. The Parties hereby confirm that the Original Quota may only begin to be produced and sold as of January 1, 2024, and continue until it is exhausted or until December 31, 2030, whichever occurs first; it shall be distributed uniformly over each of the years included in said period. Seven.Three. The determination and payment of the Royalty shall be subject to the following rules: /a/ The Royalty shall be calculated and paid based on the weighted average final sales price (net of taxes) of the respective product, in accordance with the Royalty calculation mechanism set forth in Annex Six, of the product sold by the Company or by any of its Related Parties to an Unrelated Third Party or to an Indirectly Related Partyduring the respective Royalty Period. The Royalty shall apply from the Commencement Date to all products produced by the Company from the Assets and sold by it or by any of its Related Parties, in accordance with the tables contained in Annex Five. /b/ If CORFO has reasonable 32 grounds to believe that a final purchaser is a Related Party or an Indirect Related Party, but the Royalty paid was calculated as if the purchaser were an Unrelated Third Party, CORFO shall notify the Company in writing, and the Company shall use its best efforts to explain and demonstrate that such final purchaser does not qualify as a Related Party or an Indirect Related Party. In the event that CORFO is not satisfied with such explanation, the Appeal Procedure shall apply. /c/ The Company undertakes to inform CORFO as soon as it becomes aware of, agrees to, signs, or enters into any maquila, tolling, joint venture, off-take agreements, or any other type of partnership with Unrelated Third Parties relating to any of the products referred to in this Contract, extracted from the Property, and which have been agreed upon by the Company, its Related Parties, or its Indirect Related Parties. /d/ The Company shall determine the amount of the Rent corresponding to each Rent Period, in Dollars, and its amount shall be paid in its equivalent in Chilean pesos, based on the observed exchange rate in effect on the day the payment is made, as certified by the Central Bank of Chile. The Company shall provide CORFO with the proof of electronic bank transfer or bank deposit corresponding to each Rent Period, together with a payment or settlement statement and all information regarding the calculation of the respective Rent, in a systematic and digital format, including the supporting documentation on which said payment or settlement statement is based, with all the information referred to in Clause Fourteen /Access to Information by

33 CORFO/, duly updated as of that date. The Company shall be obligated to maintain an updated IT platform to be implemented by CORFO for this purpose. /e/ In the event of default or simple delay in the payment of the Rent, the Rent shall accrue penalty interest on a daily basis, from the date of the default or simple delay until the date of actual payment, equivalent to the maximum conventional rate permitted for non-indexed credit transactions in local currency that are non-indexed and exceed ninety days, at the rate in effect on the date of the default or simple delay, or on the date of actual payment, at CORFO’s discretion. /f/ In the event that, following payment of the Rent, CORFO detects minor discrepancies or obvious calculation errors in the calculation thereof or requires additional documentation and/or information, it shall notify the Company in writing, setting forth the grounds for the claim and/or the amount of the discrepancies detected. In the event that the Company agrees with CORFO’s claim, the Company shall have a period of ten Business Days to resolve the matter, either by paying the difference and/or providing CORFO with the supporting documentation and/or additional information. Likewise, if the Company, during reviews conducted after the Rent Period, detects minor discrepancies or obvious errors in the calculation and amount of the Rent, it shall inform CORFO, attaching the supporting documentation and supplementary information, and the amount of the differences paid shall be paid or deducted, as the case may be, in the following Rent Period. /g/ Notwithstanding the foregoing, CORFO shall have the right to challenge 34 any Rent payment settlement. For such purposes, CORFO shall notify the Company in writing, setting forth the grounds for the challenge and the amount of the detected differences. In this case, the issuance of the invoice by CORFO and the receipt and collection of the Rent shall not constitute acceptance by CORFO. The sending of such letter shall give rise to the following procedure /the “Dispute Resolution Procedure”/: /i/ The Company shall have a period of fifteen Business Days to submit to CORFO the supporting documentation justifying the settlement, rejecting CORFO’s position, or to pay such differences. /ii/ If such documentation is insufficient in CORFO’s opinion or if the Company does not agree with CORFO’s position, CORFO shall propose to the Company a list of three top-tier independent experts and/or auditors operating in Chile who are independent of both parties, from which the Company must select one within five Business Days of receiving the list. If the Company fails to do so within that period, CORFO will make the selection and directly contract the services of said auditing firm or expert. The independent expert and/or auditor shall be authorized to request from the Company and/or CORFO all information deemed necessary, which must be provided by them within ten Business Days. The review of the Revenue shall conclude with a final report to be delivered by the independent expert and/or auditor to both Parties within a period not exceeding sixty calendar days, extendable by the Parties, counted from the date the engagement was accepted, and which shall determine the correct calculation of the 35 Revenue. Any adjustment in favor of CORFO resulting from the decision of the expert and/or independent auditor shall be included in the settlement corresponding to the nearest quarter. This is without prejudice to the parties’ right to appeal to the Arbitration Tribunal. If there is a difference in favor of CORFO, the Company shall pay it with interest at the current rate for non-indexed credit transactions in local currency, from the date of the settlement submitted by the Company until the date of actual payment of such difference. Furthermore, the Company shall pay CORFO the costs of the expert and/or independent auditor, unless CORFO’s position is rejected in its entirety. /iii/ If either Party disagrees with the report of the expert and/or independent auditor, and only after such report has been finalized, that Party may resort to the arbitration provided for in this Agreement for the correct determination of the Rent. If the Arbitral Tribunal determines that the Rent payment made by the Company was less than the amount due, the Company shall pay the difference for all Rent Periods affected by such shortfall, plus interest at the maximum contractual rate permitted for non-indexed credit transactions in local currency exceeding ninety days, at the rate in effect between the date on which the payment was due or the date of its actual payment, at CORFO’s discretion. In addition, the Company shall pay in full the costs of the expert and/or independent auditor and the arbitration costs. If, on the other hand, the Arbitral Tribunal determines that the Rent payment made by the Company pursuant to the Rent review was equal to or greater than the 36 amount due, CORFO shall refund to the Company any excess paid, duly adjusted, in the payment for the following quarter, and the costs of the arbitration. /iv/ If, within a period of three consecutive years, the Company is ordered by the Arbitral Tribunal on two occasions to pay CORFO differences in the calculation and payment of Rent, in the second arbitration proceeding the Company undertakes to pay to CORFO both the difference in Rent determined by the award and the interest accrued in the manner established in Section Seven.Three./e/ and the costs of said arbitration proceeding. Furthermore, and by way of a penalty and as an advance assessment of damages, the Company agrees to pay an additional fine equal to the amount of said difference . /h/ Unless otherwise agreed, the Parties agree that in the event the Company decides to carry out the exploitation of Other Products and Other Lithium Products /other than those intended to be converted into Lithium Products/, it shall pay, on a provisional basis and for a maximum of three Payment Periods, a Royalty equal to ten percent calculated on the weighted average final sales price (net of taxes), in accordance with the Royalty calculation mechanism set forth in Annex Six. Prior to the expiration of the three Payment Periods, the Company shall negotiate in good faith with CORFO the definitive rate or range of rates upon which the Royalty will be calculated; for this purpose, the Company shall provide CORFO with all technical and economic data relating to the new product, in accordance with the information required for such purposes in this Agreement. If no agreement is reached, the

37 Royalty shall be determined by an independent expert and/or auditor, in accordance with the provisions of the dispute resolution procedure, to the extent applicable. /i/ For sales of wet potassium chloride, unfinished based on the degree of processing required for international markets, and which are made between the Company and its Related Parties for conversion into other products, the corresponding rate shall be applied according to the price range set forth in Annex Five, using for this purpose eighty-one percent of the average sales price of Potassium Chloride, a finished product, to an unrelated end customer during the respective Revenue Period. /j/ For the purposes of the provisions of the this Clause and Annex Six, “Indirect Related Parties” shall mean /i/ any third party with whom the Company or the Related Parties, directly or indirectly, has entered into a joint venture agreement and any other type of agreement and/or partnership that produces effects substantially similar to a joint venture with Unrelated Third Parties with respect to any of the products extracted from the Property; /ii/ any third party that grants a loan to the Company or the Related Parties, and the repayment of such loan is made through the sale of products extracted or processed by the Company and/or through preferential pricing; /iii/ any third party with whom the Company or Related Parties have, whether on an exclusive or non-exclusive basis, distribution, commission, sales agency, or any other type of intermediary agreements for the marketing of products extracted or processed by the Company; and /iv/ any third party with whom the 38 Company or Related Parties have tolling, tolling, or processing contracts for products extracted or manufactured by the Company, in Chile or abroad. EIGHTH: Product Traceability. The Company undertakes to implement and maintain the necessary mechanisms to ensure that CORFO has full knowledge of the traceability of lithium products derived from the OMA Properties, up to their sale to Unrelated Third Parties or their sale by its Related Parties and which have been subject to the payment of Lease Rent under this Agreement, through the identification of the and its volume, determined from its origin at the chemical plant, which must be reflected on all sales invoices issued by the Company and its Related Parties to the end customer. The Company must grant CORFO access to the information necessary to review and verify the traceability of the Lithium Products and Other Lithium Products, as well as the consistency and integrity of the information provided. For all other products other than lithium products, it shall be presumed that they are products derived from OMA Assets, unless the Company proves their acquisition from third parties or from a different source, in which case it must provide, the appropriate accounting or origin documentation. NINE: Operating Commitment and Guaranteed Minimum Revenue. If, during any calendar year beginning on the Start Date, the Company 39 sells a quantity of tons less than the Minimum Production defined in Annex Nine /the “Minimum Operating Capacity for Guaranteed Payment”/, which as of the year two thousand twenty-two corresponds to sixty-nine point six kMt /equivalent to sixty percent of one hundred sixteen kMt/, for any reason other than a Force Majeure Event, the Company shall pay to CORFO, within the first quarter of the calendar year following said year, an additional payment until said tonnage equivalent to the aforementioned percentage is reached. The aforementioned Annex Nine must be updated and agreed upon by the parties within a maximum period of two years from January 1, 2025, in order to reflect the production capacities used to determine the Minimum Operating Capacity for Guaranteed Payment. TENTH: Restitution, Transfer, and Right of Acquisition. Ten.One. Upon expiration of the Contract, the following obligations, rights, and options shall become enforceable: /a/ The Company must return to CORFO all movable and immovable property that CORFO delivered to the Company pursuant to the Project Agreement, including, among others, the Assets Subject to Return, within three months from the aforementioned termination or dissolution; /b/ Within the last six months of the Contract Term or the six months following its termination, CORFO shall have an irrevocable option to purchase all or part of the water rights that the Company or any of its Related Parties currently holds or may acquire or establish in the future, which benefit or are 40 necessary for the operation, whether currently or in the future, of the Property, and which are located outside the perimeter of the Property. To exercise this option, the Company and its Related Parties shall make available to CORFO a quantity of water use rights equivalent to the difference between /x/ two hundred forty liters per second—which corresponds to the maximum authorized flow rate in the RCA(s) in effect as of the date of execution of this instrument—and /y/ the flow rates, measured in liters per second, of the water use rights that have been transferred by the Company to the Atacameño indigenous communities, in accordance with the provisions of Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement. The purchase price shall be as agreed upon by the Parties, and if such agreement is not possible, the price determined by an independent and internationally recognized appraiser, appointed by mutual agreement between the Parties or, failing that, if no agreement is reached within ten Business Days, by the Arbitral Tribunal, which shall be constituted for the sole purpose of appointing the appraiser. The Arbitration Tribunal’s involvement in appointing the appraiser shall not disqualify its members from hearing disputes arising from the determination of the price. The price of the option shall be calculated based on the market value of such assets in the Antofagasta Region. The Company shall safeguard the ownership of such rights and assets with due diligence, and shall be prohibited from executing acts or contracts without the prior written consent of CORFO. CORFO shall

41 be entitled to transfer its rights under this purchase option to third parties, which transfer must include the purchaser’s acceptance of the provisions set forth in this Clause and Clause Twenty-Five /Dispute Resolution and Arbitration/. /c/ The Company or its Related Parties shall transfer to CORFO, free and clear of all easements, whether mining or of any other nature, that benefit the Properties and/or the Project, regardless of location. This obligation shall not apply to mining easements established in the Salar del Carmen. Furthermore, subject to the provisions in applicable law, the Company shall transfer to CORFO or to whomever CORFO designates, free of charge, the title to all environmental permits, such as the RCAs, that are in force at the time of termination of the Contract. /d/ The Company grants CORFO an irrevocable purchase option to acquire all or part of the assets that the Company uses as production facilities on the Properties, for exploration, monitoring, exploitation, and production faci lities associated with said Properties, as well as for the extraction and evaporation of brine, including surface land, wells, evaporation ponds, pumps, and related equipment, as well as other facilities, infrastructure, and assets that benefit the Project and are located within the area of the Property and the perimeter of Protection Ring Ten /the “Right of Acquisition”/. Such assets must be inventoried for these purposes prior to the expiration of the Contract. For the purpose of determining the value of assets other than land, such value shall be equivalent to the replacement value, taking into account their economic depreciation /the 42 “Replacement Value”/. For the purpose of determining the purchase value of the land, if any, this shall be calculated based on the market value of such assets in the Antofagasta Region for non-agricultural rural areas. Under no circumstances shall these assets be valued as essential assets of the operating business. The Right of Acquisition may be exercised by CORFO within the six months prior to the expiration of the Contract or the six months following its expiration. If the Parties do not agree on the Replacement Value or the value of the land within sixty Business Days of CORFO exercising the right, it shall be determined by an independent and internationally recognized appraiser, appointed by mutual agreement between the Parties or, failing that, if no agreement is reached within ten Business Days, by the Arbitral Tribunal, which shall be constituted for the sole purpose of appointing the appraiser. The Arbitration Tribunal’s involvement in the appointment of the appraiser shall not disqualify its members from hearing disputes arising from the determination of the price. CORFO’s Right of Acquisition may be transferred to third parties, provided that such transfer includes the transferee’s acceptance of the provisions set forth in this Clause and Clause Twenty-Five /Dispute Resolution and Arbitration/. /e/ Within the last six months of the Contract’s term or the six months following its expiration, CORFO shall have the right to purchase the mining concessions that the Company or any Related Party currently holds or may hold in the future on the area within Protection Ring Two, in which case, CORFO shall pay the actual and 43 verified costs that the Company or its Related Parties have reasonably incurred in establishing, defending, and protecting such mining concessions, which amount shall be duly audited and validated by an independent external auditor. The Company declares that it holds mining concessions over Protection Ring Two, as indicated in Annex Three. The Company shall safeguard the ownership of such rights and assets with due diligence, and they shall be subject to a prohibition on executing acts or contracts without CORFO’s prior written consent. In the event that CORFO and/or the third party holding the purchase option right does not exercise it, the Company and any of its Related Parties undertake not to exploit, extract, or re-inject brine into the aforementioned Protection Ring Two for a period of fifteen years from the termination of the Contract. In the event that CORFO and/or the third party holding the purchase option exercises said option, they may not exploit, extract, or re-inject brine into Protection Ring Two. If the option is transferred to a third party, the latter must accept the provisions set forth in this Clause and Clause Twenty-Five /Dispute Resolution and Arbitration/. /f/ The transfer of ownership of the assets referred to in the options set forth in Sections Ten.One./b/, Ten.One./d/, and Ten.One./e/ must be completed within ninety days of the options being exercised. The transfer of the assets referred to in Sections Ten.One./a/ and Ten.One./c/ must take place upon the termination of the Contract. In any case, the assets covered by these options and rights must be acquired and paid for by the purchaser in cash within 44 one hundred eighty days following the determination of their price, and the purchaser shall not have the right to take possession of them or exploit them until the price has been fully and definitively paid, where applicable, and the Contract has terminated. /g/ Within six months from the expiration of the Contract, CORFO shall have the option to remove, free of charge, all or part of the remaining slurries and/or waste containing lithium from the Company’s lithium chemical plants, at its own expense. /h/ Upon expiration of the Contract, all brines, salts in ponds, harvested salts, salt storage cake, and any other product or material extracted—whether in process or as a finished product, scrap, or waste—that remains in the Salar de Atacama shall be the exclusive domain and property of CORFO. Ten.Two. Upon expiration of the Contract, CORFO shall have the right to demand payment of rent for products manufactured from material extracted up to that date, pending sale and located outside the Premises, which the Company must duly report to CORFO for this purpose. Such royalties must be paid in full to CORFO within six months from the termination of the Contract, regardless of whether the sale of such products has taken place. In the latter case, the royalty shall be paid to CORFO based on the sales prices of the products from the last quarter of the Contract’s term. Ten.Three. Once the Contract has terminated, the Parties shall have a period of three months to carry out the physical handover of the facilities and other assets covered by this Clause, without prejudice to the deadlines established for exercising the various purchase options

45 referred to in this Clause. During said period, the Company shall remain responsible for the same and must deliver the mining property and other assets free of any occupants. For its part, the Company shall have a period of twelve months from the date of said physical handover to remove all items, equipment, and facilities that it has incorporated or constructed on the Property that are not Assets Subject to Restitution or subject to the Right of Acquisition, as indicated in the inventory to be prepared for this purpose, without such removal constituting an obligation for the Company. To the extent permitted by the definitions and obligations of the Closure Plan, the aforementioned items, equipment, and facilities that are not removed by the Company within the aforementioned period shall be made available to the Atacameño indigenous organizations so that, within a reasonable period defined by CORFO, they may be removed by them at their own cost and for their own benefit. In the event that the Closure Plan does not permit this, or the Atacameño indigenous organizations fail to carry out the removal within the defined period, the aforementioned items, equipment, and facilities shall automatically become the property of CORFO and shall from that time on be under its exclusive and full control. The Company shall make reasonable efforts to ensure that the removal of the aforementioned assets does not hinder the new operation. Ten.Four. The Company undertakes to return the assets covered by this Clause free of any occupation or impediment that hinders their use, enjoyment, and disposal. Ten.Five. Subject to the condition that the Contract and 46 the Project Agreement remain in force as of July 1, 2030, CORFO waives the right to exercise the options granted to it in Sections Ten.One./b/, Ten.One./d/, Ten.One./e/, Ten.One./g/ above and the right established in Section Ten.One./h/, and undertakes not to assign or transfer said options and rights or the Right of Acquisition. Ten.Six. CORFO shall provide the Atacameño indigenous organizations with information regarding the exercise of the aforementioned purchase options and restitutions, either directly or through the Salar de Atacama Contract Monitoring Committee, as indicated in Clauses Fourteen TER /Access to Information by Atacameño Indigenous Organizations of the Salar de Atacama Basin/ and Fourteen QUATER /Salar de Atacama Contract Monitoring Committee/. ELEVENTH: Prohibitions. The Company undertakes not to do the following and, as a promise regarding the acts of third parties, undertakes that its Related Parties shall not do the following: /a/ Market Lithium Brine extracted from the Property, unless expressly authorized by CORFO. The Company may send, within the national territory or abroad, samples of Lithium Brine, not for commercial purposes and solely for testing or for technical purposes intended for the study and design of industrial equipment and plants for the Company’s production process. The Company must notify CORFO in advance, attaching the agreement between the Company and the third-party company that will conduct the tests, including all supporting documentation for such tests. 47 Shipments of samples abroad shall not exceed a maximum of one hundred fifty metric tons per year. CORFO shall have the right to require the Company to present detailed re results of the study and design processes that led to the shipment of the respective samples, without prejudice to the provisions of Clauses Thirteen /CORFO Staff and Representatives/ and Fourteen /Access to Information by CORFO/. /b/ To dispose of or encumber in any way, or enter into any act or contract that affects their use, enjoyment, and disposal, without the prior express written consent of CORFO, the Assets Subject to Restitution, the assets subject to a purchase option, and the assets that may be subject to the Right of Acquisition, except in the case of acts or contracts that correspond to the ordinary course of the Project’s operation or to the replacement or restoration of facilities in the normal course of the Project’s deve lopment. /c/ To dispose of or encumber in any manner, and to enter into any act or contract that affects the use, enjoyment, and disposition of the mining assets included within the perimeter of the Protection Rings, without prior authorization from CORFO, which shall only be granted if all of the following circumstances are met: /i/ it is for reasons based on socio- environmental protection and safeguarding, duly substantiated, and /ii/ the prohibition on conducting any type of mining exploration or exploitation indicated in Clause Six of the Contract /Lease of Mining Rights and Exploitation/ remains in effect. In this case, both the Company’s request and CORFO’s authorization for the execution of the 48 legal acts referred to in this paragraph must be substantiated and contain all the supporting documentation demonstrating compliance with the cumulative requirements indicated in the preceding subparagraphs /i/ and /ii/. /d/ For the purposes of granting the authorization, CORFO shall provide the Atacameño indigenous organizations, through the Salar de Atacama Contract Monitoring Committee, information regarding the Company’s substantiated request to dispose of, encumber in any manner, and/or enter into any act or contract affecting the use, enjoyment, and disposition of the Company’s mining rights and those of its Related Parties located within the perimeter of the Protection Rings, as well as the timeframes within which such acts would be carried out, in order to receive their comments prior to CORFO’s decision, within the timeframe specified by CORFO for that purpose. CORFO shall provide a reasoned response to the comments it receives. In the case of Atacameño indigenous communities that have structures on the surface land comprising the mining properties of the Protection Rings, or in the event that these are located in territories formally claimed by one or more Atacameño indigenous communities prior to the Call Date, their comments will be given preferential consideration. CORFO will provide the Atacameño indigenous organizations with the information referred to in this paragraph, either directly or through the Salar de Atacama Contract Monitoring Committee, as indicated in Clause Fourteen TER /Access to Information by Atacameño Indigenous Organizations of the Salar de

49 Atacama Basin/. All such information must be presented in a clear and understandable manner. /e/ To exploit, extract, and reinject brine during the Term of the Contract in the mining concessions owned by the Party and its Related Parties that are located within the Protection Rings. This prohibition shall be absolute. /f/ To exploit, extract, and reinject brine from the mining concessions owned by it and its Related Parties that are located within the Protection Rings for a period of fifteen years from the expiration of the Term of the Contract. This prohibition shall be absolute. /g/ To agree, directly or indirectly, with the other operators of the OMA concessions in the Salar de Atacama that are not subsidiaries of CODELCO, without prior authorization from CORFO, operating methods that constitute a joint or integrated operation of r both operations; such that its operation remains independent at all times and there is no sharing of operational information, commercial strategies, information systems or common applications, and/or persons, conventions, or agreements constitut ing price-fixing arrangements and others that, by their nature, could negatively affect revenues. This prohibition shall not apply to potential environmental coordination and/or the conduct of joint hydrogeological studies or other commercial agreements that do not violate said prohibition, for the better protection or understanding of the Salar de Atacama. Notwithstanding the foregoing, any joint or integrated operation taking place between the operators of the OMA concessions in the Salar de Atacama, without distinction, must comply with the 50 notification obligations and/or be subject to the necessary authorizations that may eventually apply to it in accordance with the provisions of Decree-Law No. 211 of 1973. TWELFTH: Environmental Compliance. Twelve.One. The Company undertakes to comply with the final decisions or instructions of the environmental authority or, where applicable, the environmental or ordinary courts, as applicable, as well as to comply with current environmental legislation, the Water Code, and Law No. 21,595, and the respective RCAs, in particular to comply with the compliance program(s) agreed upon by the Company and the SMA with their respective control mechanisms, which provide guarantees for the sustainable management of the Salar. The Company undertakes to operate the concessions while always safeguarding the environment in order to achieve, in accordance with Best Engineering and Operational Practices, sustainable long-term exploitation with a low environmental footprint. The Company’s Closure Plan must comply with current regulations on this matter. Twelve.Two. The Company developed and implemented, within eighteen months from the Start Date, a regular and continuous online monitoring system that has allowed CORFO and its committees, the competent authorities, and regulatory bodies to verify and access the information established in the RCA(s). Within thirty months following the Start Date, the Company developed a system that has enabled the sharing of information of environmental relevance and 51 community interest, drawing from the aforementioned online information system. This latter system and its content were agreed upon between the Company and CORFO. The Company undertakes to ensure that the aforementioned commitments remain in force and continue to operate throughout the Term of the Contract. Twelve.Three. The Company shall review, update, complete, and maintain the operation of the Monitoring System, the design of which shall be defined in consultation with and with the active participation of the Atacameño indigenous organizations through the Salar de Atacama Contract Monitoring Committee. The system must be understandable, clear, culturally relevant, up-to-date, in accessible formats, transparent, and publicly viewable. The Monitoring System must contain the following information: /i/ the information required online or in real time corresponding to that established for each system in the RCA(s), and relating to continuous measurements of parameters, as well as other variables that allow for the visualization and/or anticipation of a water imbalance in the systems to be protected, /ii/ other information that the RCAs are required to communicate, uploaded to the system at the frequency established by said RCAs, /iii/ results of environmental monitoring and audits conducted directly by the Company. The Monitoring System shall provide such information online, on a regular and continuous basis, meaning that the information will be permanently available and can be accessed directly via remote connection, in compliance with technical requirements for access and 52 internet or digital network connectivity. Likewise, and provided it is technically feasible to implement, the system will provide information in “real time,” that is, as data is collected or at the moment an event occurs. During the review and design phase of the Monitoring System between the Company and the Atacameño indigenous organizations, those components that are technically feasible to report in real time will be identified. The Company will train the technical representatives of the Atacameño indigenous organizations on how to access and effectively use the Monitoring System. The Company shall develop technical indicators and objective verification mechanisms for the implementation of the Monitoring System. The Monitoring System shall contain the information specified in Section Fourteen.TER.One., provided that the format or medium of the information is compatible with said system. Twelve.Four. The Company shall cooperate on an ongoing basis by providing CORFO, free of charge, with the relevant studies that have been conducted to fulfill the obligations imposed by the Contract in this regard, and any other technical, production, geological, hydrogeological, and environmental information necessary to adequately understand the information provided by regular monitoring, providing the necessary facilities so that CORFO may have expedited access to such information. Twelve.Five. The Company shall update its hydrogeological model every five years, and the respective numerical model every two years, in accordance with the provisions of the current RCA, and submit both to CORFO in the same

53 format in which the Company is required to submit them to the environmental authority. CORFO shall forward this information to the Atacameño indigenous organizations under the terms detailed in Clause Fourteen TER /Access to Information by the Atacameño indigenous organizations of the Salar de Atacama basin/. Twelve.Six. CORFO and/or the institution designated by the Corporation for this purpose may, at its own expense, conduct environmental, hydrogeological, reserve, reinjection, and/or strategic studies throughout the entire Salar de Atacama basin, for which the Company shall provide all necessary cooperation and support for the conduct of such studies. The Company undertakes to work jointly with CORFO and/or the institution designated by it, and eventually other operators in the Salar de Atacama basin, on comprehensive hydrogeological modeling, in the development of a sustainable strategic environmental model and integrated monitoring of the entire Salar. The Atacameño indigenous organizations may collaborate and participate, in accordance with their own self-determination, in the aforementioned comprehensive hydrogeological modeling, should this initiative be implemented, for which purpose they will be convened by CORFO, through the Salar de Atacama Contract Monitoring Committee, or by the State Administration that, in collaboration with CORFO, develops said modeling. The Company shall have the right to review preliminary drafts of these studies, so as to have the opportunity to include its comments in the reports prior to their publication to avoid potential 54 errors that may be corrected in a timely manner in the final reports, in cases where CORFO independently finds merit in the proposed correction. Twelve.Seven. The provisions of Section Twelve.Six. do not preclude the right of Atacameño indigenous organizations to conduct their own studies, in accordance with the objectives of each organization and the powers conferred upon them by their respective legal purpose and legal status. The Company shall cooperate in the conduct of such studies by providing information, access to data, and opportunities to clarify technical information relevant thereto, to the extent that : /i/ (i) the information and data are available to the Company; (ii) the information does not affect its commercial rights or is not commercially sensitive; and (iii) it does not impose a disproportionate burden on the Company based on the quantity, complexity, or frequency of the requested information, which must be duly substantiated by the Company. CORFO or the institution or agency designated by it shall also cooperate under the same conditions as those indicated above for the Company, within the scope of its authority. Furthermore, in the context of relations between the Company and the respective Atacameño indigenous organizations, initiatives and activities related to technical and environmental training may be established. Twelve.Eight. In handling the information referred to in this Clause, CORFO and the institution or agency designated by it to assist in this matter shall be subject to the confidentiality obligations set forth in Clause Twenty-Three /Confidentiality/. 55 Furthermore, the Parties shall ensure that the performance of the obligations contained in this Clause does not entail a breach of obligations regarding free competition or the disclosure of information on costs, future production volumes, future sales, detailed design or engineering information regarding the Company’s expansion plans or investment amounts , and any information subject to confidentiality under agreements with licensors or intellectual property providers, or subject to the Company’s own or third-party intellectual and/or industrial property rights—namely, trade secrets, inventions, know- how, models, samples, designs, technical or operational information, and all drawings, schematics, and diagrams only to the extent that they contain detailed and specific information regarding a process or part thereof. Twelve.Nine. The active participation of the Atacameño indigenous organizations in the monitoring, joint verification, and oversight of the obligations shall be verified through the Salar de Atacama Contract Monitoring Committee. This is without prejudice to the relationship between the Company and the Atacameño indigenous communities. Access to the Company’s facilities, in cases where it is appropriate under the Contract, shall be carried out in compliance with industrial safety requirements and protocols established for that purpose. Twelve.Ten. The Environmental Impact Assessment for the project to be implemented based on the New Technologies referred to in Clause Fourteen /Early Implementation of Commitments in CORFO- Tarar Contracts/ of the Project Agreement, which the Company must 56 submit to the Environmental Impact Assessment System no later than the second half of two thousand twenty-six, shall establish regulatory mechanisms to control the effects of said project, through the inclusion of mitigation, compensation, and remediation measures, and a proposal for an environmental monitoring network. The Company shall design said environmental monitoring network prior to the submission of the Environmental Impact Study to the Environmental Impact Assessment System, taking into account the opinions and recommendations formulated by the Atacameño indigenous communities which, in accordance with the characteristics of the aforementioned study, will fall within the project’s area of influence based on New Technologies, through its own channels of engagement with said Atacameño indigenous communities. Additionally, the Company undertakes to incorporate the development of recycling and reuse of production resources as an operational policy in the new project. THIRTEENTH: CORFO Team and Representatives. Thirteen.One. In accordance with the powers that CORFO holds in its capacity as holder of the Property and the Sal and Salar Property, and the public interest involved in the proper execution and fulfillment of this Agreement and the Project Agreement, it shall have at its disposal resources and a multidisciplinary professional team responsible for overseeing the timely and proper fulfillment of the Company’s contractual obligations,

57 for coordinating and executing the actions necessary for the operation and implementation of its clauses, and for carrying out all activities required for the fulfillment of its contractual obligations. Thirteen.Two. The Parties agree that CORFO shall have representatives before the Company to oversee, either directly or through third parties designated for that purpose, compliance with the Contract /the “Representatives”/. For this purpose, the Company and its Related Parties shall be obligated to safeguard and maintain the information that allows CORFO to easily identify the assets, and sales related to the performance of the Contract, and shall also provide all documentation, information, and commercial data necessary for the described purpose. Subject to the Company’s confidentiality and security requirements, the representatives shall have the right to audit, conduct surveys, take samples, examine, and make copies or extracts of exploration, exploitation, operational, production, financial, and commercia l records in whatever form they are stored—whether written, electronic, or otherwise—in connection with this Agreement, which are in the possession or under the control of the Company, for the sole purpose of evaluating the Company’s compliance with the ob ligations set forth in this Agreement. Furthermore, the Company and its Related Parties shall be obligated to provide and deliver to the Representatives all relevant information to verify compliance with the obligations of this Agreement, relating to the consignment of products, maquila, joint venture, tolling , off-take, distribution, intermediation and marketing of 58 all products subject to this Agreement, as well as all information related to or pertaining to the Properties, the Rigo Properties, the Sal and Salar Mining Assets, and the Assets Subject to Restitution, and with respect to which purchase options have been agreed upon, providing the necessary facilities and access for this purpose upon CORFO’s sole request. The Company shall keep such records up to date at all times during the Term of the Agreement and for a period of three years following its expiration. Thirteen.Three. The Company shall, at any time upon CORFO’s request, make the records available to CORFO for evaluation and audit, under the following terms: /a/ Such records shall be made available during business days and hours at the Company’s office or facilities, subject to at least three Business Days’ prior written notice. Subject to reasonable confidentiality and security requirements, including prior coordination with the Company, CORFO shall have the authority to enter the Premises and the facilities and plants at any time for the purpose of reviewing and verifying the information provided by the Company in the areas described above. /b/ The costs of any audit conducted in accordance with these provisions shall be borne by CORFO, unless the audit reveals substantive evidence of potential fraud, forgery, or breach by the Company, in which case CORFO may seek reimbursement of the relevant costs from the Company. /c/ If, as a result of the reviews conducted by CORFO, observations of any kind are generated, CORFO shall notify the Company thereof in writing, setting forth the reasons on which they are based. The sending of such 59 a letter shall trigger the application of the challenge procedure established in this Agreement, subject also to the provisions of Clause Twenty-Five /Dispute Resolution and Arbitration/, to the extent applicable. /d/ The Company shall provide the necessary facilities for CORFO to implement the systems it deems appropriate for the proper monitoring of compliance with this Agreement, which, in any case, shall not interfere with the Company’s operations. Such obligations shall constitute a material obligation under this Agreement, to the extent that these obligations have a direct impact and a material effect on the fulfillment of the obligations under this Agreement. CORFO shall notify the Company in writing of the person(s) designated for such purposes at such times as it deems appropriate. Thirteen.Four. CORFO, through its Representatives, shall have the right to request from the Company and to access, at a minimum, the information indicated in Clause Fourteen /Access to Information by CORFO/, which it must maintain during the Term of the Contract and for a period of three years after its expiration. Thirteen.Five. The information that CORFO shall be entitled to request from the Company pursuant to this Clause shall not include Company information that constitutes a sensitive trade secret and must be requested with sufficient advance notice so as not to hinder the normal course of the Company’s operations. FOURTEENTH: Access to Information by CORFO. CORFO, through its Representatives, shall have the right to request from the Company 60 and to access, at a minimum, the information contained in Annex Seven. FOURTEENTH.BIS: Principles Governing the Participation of Atacameño Indigenous Organizations. Fourteen.BIS.One. The Parties declare and acknowledge: /i/ That the Atacameño or Lickanantay people have historically been linked to the Salar de Atacama basin, where they have carried out their traditional activities and developed their ways of life and culture; /ii/ The connection that the Atacameño or Lickanantay Indigenous communities have with the territory they have ancestrally inhabited, with the waters and natural resources found there, as well as the relationship between these and their ways of life and culture, together with their historical, cultural, and archaeological heritage; /iii/ That the Atacameño indigenous communities of the Salar de Atacama are the continuators of ancient settlements, lineages, or ayllus of the Atacameño people, and that some of them are owners of lands and waters, which has been recognized by the State, in accordance with the provisions of the law; /iv/ The inherent diversity of the Atacameño indigenous communities, within the unity of the Atacameño or Lickanantay people, taking into account their cultural and territorial particularities, their interests, and priorities; /v/ That the Pertenencias and part of the lithium extraction and production activities in the Salar de Atacama are located and have been carried out in part of the territories of ancestral use and occupation of Atacameño indigenous communities on the southeastern

61 edge; and /vi/ The importance of the activities that Atacameño indigenous associations, as functional organizations, carry out within the framework of their functions to promote Atacameño culture, in accordance with the law. Fourteen.BIS.Two. Considering the statements in the preceding Section, the Parties declare and acknowledge that the following matters contained in the clauses of the Contracts, the CORFO-Tarar Lease Agreement, and the CORFO-Tarar Project Agreement listed below /“Relevant Matters and Clauses”/ are likely to have a direct impact on the Atacameño indigenous people, which is why they have been subject, on the part of COR, in accordance with the provisions of Convention No. 169 concerning Indigenous and Tribal Peoples in Independent Countries of the International Labour Organization, and Supreme Decree No. 66 of 2013, of the Ministry of Social Development: /a/ Development of new technologies in production processes in the Salar de Atacama for a future project /Clause Thirteen of the CORFO-Tarar Project Agreement/; /b/ Long- term water balance and sustainability /Clause Fourteen of the CORFO- Tarar Project Agreement/; /c/ Commitment to the use of clean energy /Clause Fifteen of the CORFO-Tarar Project Agreement/; /d/ Environmental Compliance /Clause Twelve of the Contract/; /e/ Prohibitions - Disposal of mining assets belonging to the Company or its Related Parties located within the Protection Zones /two km and ten km/, for socio-environmental protection and conservation purposes; /Clause Eleven of the Contract/; /f/ Mandate and Accountability /Clause 62 Eighteen of the Contract/; /g/ Contributions to Atacameño Indigenous Organizations /Clause Sixteen of the Project Agreement/; /h/ Access to environmental and operational project information /Clause Fourteen. TER of the Contract/; /i/ Environmental Auditor /Clause Eighteen of the Project Agreement/; /j/ Lithium reserves, management of residual brines, and future lithium recovery /Clause Five of the Project Agreement/; /k/ Restitution, transfer, and acquisition rights /Water rights for environmental protection purposes / /Clause Ten of the Contract/; /l/ Research and Development Efforts in Chile /Clause Fifteen of the Project Agreement/; /m/ Early implementation of commitments under the CORFO–Tarar contracts /Clause Fourteen of the Project Agreement/. Fourteen.BIS.Three. Pursuant to the declarations and acknowledgments in Sections Fourteen.BIS.One. and Fourteen.BIS.Two, the Parties undertake to respect the following principles and criteria in the application and fulfillment of the Relevant Matters and Clauses: /a/ Environmental protection: The Parties shall always strive to protect the environment, minimizing impacts on the ecosystems of the Salar de Atacama, through full, strict, and timely compliance with all applicable environmental and sectoral regulations. /b/ Indigenous participation: All Atacameño indigenous organizations shall have the right to participate in the monitoring of the Relevant Matters and Clauses, in the manner indicated in such provisions in each case. This participation must respect cultural relevance, the right to self-determination, and the effective representation of indigenous 63 organizations. The principle of indigenous participation must take into account the rights, powers, and objectives of each indigenous organization, as well as their different perspectives and positions, respecting the unity and plurality of the Lickanantay people in the area encompassing the Atacama la Grande Indigenous Development Area. Thus, by virtue of this principle, the Company undertakes to CORFO to establish and maintain a governance framework that ensures the participation of the Atacameño indigenous communities, and preferentially, though not exclusively, the Atacameño indigenous communities on the southeastern edge of the Salar de Atacama. CORFO shall have the means to ensure proper monitoring of compliance with this obligation. With regard to any modifications that the Parties intend to make to the Agreement—exclusively regarding the extractive and productive activities regulated therein—that affect or may affect the territories of ancestral use and occupation of the Atacameño indigenous communities on the southeastern edge of the Salar de Atacama, their ways of life, and/or customs, mechanisms and/or spaces for collaborative dialogue in good faith shall be established with these Atacameño indigenous communities. These same mechanisms shall be established with other communities, where appropriate. /c/ Transparency: Indigenous organizations must be ensured timely access to information generated between the parties under this contract or arising from its performance and relating to the Relevant Matters and Clauses, especially information that may affect 64 the territory, waters, natural resources, and ways of life of the Atacameño indigenous organizations. None of the foregoing shall entail the disclosure of information that the contracts themselves identify as subject to confidentiality. /d/ Cultural Respect or Relevance: In complying with the Relevant Matters and Clauses, the parties must always consider the worldview, values, lifestyles, customs, knowledge, and spirituality of the Atacameño people or Lickanantay, their sacred sites, traditional practices, and ancestral routes. /e/ Indigenous consultation: Any proposed amendments to the Relevant Matters and Clauses and to the Contract, provided they are likely to have a direct impact in accordance with current regulations, shall be subject to an indigenous consultation process, in accordance with the provisions of Convention No. 169 of the International Labour Organization and other applicable legal and regulatory provisions. /f/ No regression: The standards of participation, consultation, access to information, and environmental protection recognized in this contract may not be reduced or limited by unilateral decisions of the parties, the State, or third parties, such that any adjustment or modification to these aspects may only be made to reinforce or improve these principles and standards. FOURTEENTH.TER: Access to Information by the Atacameño Indigenous Organizations of the Salar de Atacama Basin. Fourteen.TER.One. CORFO shall provide the Atacameño Indigenous

65 Organizations with the following information, at the frequency indicated for each subject: /a/ Information on brine extraction volumes, month, year, and extraction area (MOP area or SOP area), which is provided to CORFO pursuant to subparagraph /a/ of paragraph /i/ of Annex Seven. This information shall be provided quarterly. /b/ Information on brine reinjection volumes, month, and year of reinjection, as provided to CORFO pursuant to subparagraph a.(i) of Annex Seven. This information shall be provided quarterly. /c/ All documentation related to environmental assessment procedures provided to CORFO pursuant to subparagraph /ii/ of paragraph a, “Information regarding environmental compliance,” of Annex Seven. This information shall be submitted quarterly. /d/ The results of environmental monitoring and follow-up activities required under the RCAs or sectoral authorizations that are provided to CORFO pursuant to subparagraph b. of paragraph /ii/ “Information regarding environmental compliance” of Annex Seven. This information shall be submitted quarterly. /e/ The results of environmental monitoring and follow-up activities conducted and relevant studies not covered by environmental or sectoral instruments that are provided to CORFO pursuant to subparagraph c. of paragraph /ii/ “Information regarding environmental compliance” of Annex Seven. This information shall be submitted quarterly. /f/ Relevant reports generated as a result of monitoring and follow-up systems derived from agreements with Atacameño indigenous organizations, previously authorized by them, which are provided to CORFO pursuant to 66 subparagraph d of paragraph /ii/ “Information regarding environmental compliance” of Annex Seven. This information shall be submitted quarterly. /g/ Information sent to other public State Administration bodies that is provided to CORFO pursuant to subparagraph /iv/ “Access to information sent to other agencies” of Annex Seven, with the exception of information that is commercially sensitive and affects the Company’s economic and commercial rights. This information shall be submitted quarterly. /h/ Report on all actions related to the administration, management, custody, protection, safeguarding, permanent monitoring, and legal and physical conservation of the Belongings, the Rigo Belongings, the Sal and Salar Belongings, and all other Assets Subject to Restitution, as well as the mining concessions of the Company and its Related Parties included within the perimeter of the Protection Rings, which shall include any judicial and extrajudicial actions that have been initiated or exercised by the Company for such purposes, and reports regarding the status of surface lands, as referred to in subparagraph /v/ “Reports on the protection of mining claims and mining ” of Annex Seven and Clause Eighteen /Mandate and Accountability/, with the exception of information that is commercially sensitive and affects the Company’s economic and commercial rights. This information must be presented in a clear and understandable manner. This information shall be submitted annually. /i/ Applications for authorization of disposal, encumbrance, or execution of any legal act regarding the mining rights 67 of the Company or its Related Parties within the Protection Zones, as referred to in Clause Eleven /Prohibitions/ subparagraph c/ of the Contract and Clause Twenty-Two of the Project Agreement /Prohibitions/, and any authorization granted by CORFO, if applicable, along with the respective justifications, with the exception of information that is commercially sensitive and affects the Company’s economic and commercial rights. This information must be presented in a clear and understandable manner. /j/ “New Technologies Implementation Plan,” “Plan for the Gradual Reduction of Surface Water until its Complete Replacement,” and “Plan for the Use of Electricity from Renewable Sources” referred to in Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement. This information shall be submitted in the first half of two thousand twenty-six. /k/ Studies on lithium reserves provided to CORFO pursuant to Clause Five /Lithium Reserves, Management of Residual Brines, and Future Lithium Recovery/ of the Project Agreement, with the exception of information that is commercially sensitive and affects the Company’s economic and commercial rights. This information shall be provided in accordance with the frequency established in the corresponding CCHEN Board of Directors Agreement. /l/ Scientific studies on the potential impacts of reinjection or new technologies conducted by the Company, which are provided to CORFO pursuant to Clause Five /Lithium Reserves, Management of Residual Brines and Future Lithium Recovery/ of the 68 Project Agreement. This information shall be submitted in the first half of two thousand twenty-six. /m/ Environmental Impact Study for the new Project, based on New Technologies, to be provided to CORFO. This information shall be submitted in the first half of two thousand twenty- six. /n/ Hydrogeological model, in the format in which the Company is required to submit it to the environmental authority, to be provided to CORFO pursuant to Clause Twelve /Environmental Compliance/ of the Contract and Clause Ten /Environmental Compliance/ of the Project Agreement. This information shall be submitted every five years. /ñ/ Updates to the numerical hydrogeological model, in the format in which the Company is required to submit it to the environmental authority, to be provided to CORFO pursuant to Clause Twelve /Environmental Compliance/ of the Contract and Clause Ten /Environmental Compliance/ of the Project Agreement. This information shall be submitted every two years. /o/ Final reports of the environmental audits and the annual report containing consolidated information verifying the correct calculation of the amount of contributions to the Atacameño indigenous communities made in accordance with Clause Nineteen /External Auditor/ of the Contract and Clause Eighteenth /External Auditor/ of the Project Agreement. This information shall be submitted annually. /p/ Anthropological, sociological, and hydrogeological studies that the Company may conduct. /q/ Information regarding the Company’s total investment budget for the Project and the implementation of New Technologies, without itemized details or a cost

69 structure, to be provided to CORFO pursuant to Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement. /r/ Submission of information regarding the Intergenerational Fund, its total amount, return on investment, and administrative costs. /s/ Information on the exercise of purchase options and restitutions established in Clause Ten /Restitution, Transfer, and Right of Acquisition/ of the Contract. CORFO’s obligation to provide this information shall be deemed fulfilled if it is available, at the corresponding intervals, in the Monitoring System. Fourteen.TER.Two. CORFO shall provide the Atacameño indigenous organizations that are part of the Salar de Atacama Contract Monitoring Committee with the following information, at the corresponding intervals: /a/ Terms of reference for the hiring of the Environmental Auditor by CORFO and the Company, with the frequency and under the terms indicated in Clause Nineteen /External Auditor/ of the Contract and Clause Eighteen /External Auditor/ of the Project Agreement. /b/ Preliminary draft of the annual environmental audit reports, under the terms set forth in Section Nineteen.Eight of the Contract and Section EightTeen.Eight of the Project Agreement. This information shall be provided annually. /c/ Information regarding the Company’s requests to enter into legal acts concerning its mining properties and those of its Related Parties located within the Protection Zones, as referred to in Clause Eleven /Prohibitions/ subparagraph c/ of the Contract, in order to receive the Company’s comments prior to authorization, and its 70 reasoned response. Fourteen.TER.Three. For the provision of information that, pursuant to this Clause, must be provided to the Atacameño indigenous organizations, the rules on access to public information under Law No. 20,285 shall not apply, without prejudice to CORFO’s obligation to safeguard information that is commercially sensitive and affects the Company’s economic and commercial rights, in the cases expressly in Section Fourteen.TER.One. For the purposes of this Agreement, “commercially sensitive and information affecting the economic and commercial rights of the Company” shall mean any information that has not been disclosed and whose secrecy or confidentiality generates a competitive advantage for the Company, and/or information that may not be disclosed among competitors under free competition rules. Fourteen.TER.Four. The provisions of this Clause are without prejudice to the relationship between the Company and the Atacameño indigenous communities. FOURTEENTH.QUATER: Salar de Atacama Contract Monitoring Committee. Fourteen.QUATER.One. CORFO recognizes the importance of establishing mechanisms to ensure the active participation of Atacameño indigenous organizations in the Salar de Atacama basin in monitoring contractual obligations regarding the environment and community relations. To this end, CORFO, within the scope of its authority, shall establish and manage the Salar de Atacama Contract Monitoring Committee, through which periodic actions 71 between CORFO and the Atacameño indigenous organizations to maintain a formal relationship and develop collaborative activities for the monitoring of contractual environmental and community relations obligations. The Salar de Atacama Contract Monitoring Committee and all activities arising from it must be carried out within the framework of the legal purpose, their respective bylaws, and the scope of action corresponding to each of the Atacameño indigenous organizations in accordance with their constitution, and in accordance with their legal status as provided for in Law No. 19,253, respecting their autonomy and self-determination. These actions will be carried out within the scope of the Contracts, incorporating criteria of cultural relevance and considering territorial and organizational particularities, under principles of respect, transparency, and good faith. The activities, which will be organized by CORFO, will begin to be implemented within the first six months of the contract’s effective date. Fourteen.QUATER.Two. For the purposes of the integration and operation of the Salar de Atacama Contract Monitoring Committee, Atacameño indigenous organizations must formally and voluntarily request to CORFO to be part of its activities, and shall participate in it in accordance with their legal purpose and legal status as provided for in Law No. 19,253, within the framework of their respective constitutional objectives. Atacameño indigenous organizations registered with CONADI as Atacameño indigenous communities or Atacameño indigenous associations governed by Law No. 19,253, prior 72 to the Call Date, provided that their governing body is in force as of the End Date of the Dialogue Stage of the Indigenous Consultation, and that they maintain regular and active operations in accordance with their constitutional objectives. Fourteen.QUATER.Three. The Salar de Atacama Contract Monitoring Committee shall have as its purpose the active participation of Atacameño indigenous organizations in monitoring those contractual obligations related to the environment and community relations in which such participation has been expressly established. Such active participation shall always take place within the legal framework and scope of action corresponding to each of the Atacameño indigenous organizations in accordance with their constitutional objectives and their legal nature, as provided in Law No. 19,253, without in any case affecting or replacing the territorial and environmental stewardship role that corresponds to the Atacameño indigenous communities in their respective formally claimed territories, a role that must be carried out in accordance with the law. Fourteen.QUATER.Four. The Salar de Atacama Contract Monitoring Committee shall be a collaborative and working space for the monitoring, oversight, joint verification, reporting, and access to information regarding the effective fulfillment of contractual environmental and community relations obligations in which active participation has been expressly established. To that end, the Salar de Atacama Contract Monitoring Committee shall fulfill the following objectives: /a/ Ensure the timely provision of adequate, and culturally

73 relevant information by CORFO regarding compliance with the environmental and community relations obligations established in the Contract. /b/ Enable Atacameño indigenous organizations, within the legal framework and in accordance with their purpose and legal status, to submit to CORFO observations and background information regarding compliance with the environmental obligations of the Contract, which will be technically evaluated by CORFO to determine the appropriate actions in accordance with current regulations. Fourteen.QUATER.Five. To fulfill the purpose and objectives of the Salar de Atacama Contract Monitoring Committee, the Committee shall carry out the following activities in the manner and through the channels indicated in each case: /a/ Information and communication: CORFO shall establish communication channels for the delivery and receipt of information and background data related to the monitoring of contractual environmental and community relations obligations. The communication and delivery of the information set forth below is intended to promote the active participation of Atacameño indigenous organizations; it shall be carried out through the Salar de Atacama Contract Monitoring Committee, in a timely manner and within the framework defined in the Contracts: /i/ Terms of Reference for the hiring of the Environmental Auditor, at the frequency and under the terms indicated in Clause Nineteen /External Auditor/. /ii/ Preliminary draft of the annual environmental audit reports, under the terms indicated in Section Nineteen.Eight. of Clause Nineteen /External Auditor/. /iii/ 74 Information regarding the Company’s requests to execute legal acts concerning its mining properties and those of its Related Parties located within the Protection Zones, to receive their comments prior to authorization, and the Company’s reasoned response. Communication regarding the following opportunities for active participation by Atacameño indigenous organizations, within the framework defined in the Contracts, will be conducted through the Salar de Atacama Contract Monitoring Committee: /i/ Call for Atacameño indigenous organizations to collaborate and participate, in accordance with their own interests and self-determination, in the processes for developing a comprehensive hydrogeological model with other stakeholders in the Salar de Atacama basin, as indicated in Clause Twelve /Environmental Compliance/ of the Contract. /ii/ Vision and prioritization of initiatives of interest to Atacameño indigenous organizations in the Salar de Atacama regarding R&D and innovation, as indicated in Clause Fifteen /Research and Development Efforts in Chile/ of the Project Agreement. /iii/ Vision and prioritization of larger-scale or more extensive projects in San Pedro de Atacama, to be financed by Fund Five, under the terms established in Clause Sixteen /Indigenous Organizations and Regional Development/ of the Project Agreement. /iv/ Nomination of a candidate for the shortlist of Environmental Auditors by the Atacameño indigenous organizations, as indicated in Clause Nineteen /External Auditor/. /v/ Nomination of a candidate for the shortlist for the Collaborating Agency by the Atacameño indigenous communities, as 75 indicated in Clause Sixteen /Indigenous Organizations and Regional Development/ of the Project Agreement. /vi/ Nomination of a candidate for the shortlist for the Technical Support Agency by the Atacameño indigenous associations, as indicated in Clause Sixteen /Indigenous Organizations and Regional Development/ of the Project Agreement. /b/ Informative or consultative meetings: The meetings of the Salar de Atacama Contract Monitoring Committee shall serve as a forum for information sharing and active participation. One regular meeting per semester shall be convened and organized by CORFO, with the first such meeting to be held within the first six months following the entry into force of this contractual amendment. Notwithstanding the foregoing, special meetings may be held in cases where it is necessary to activate a mechanism for the active participation of the parties indicated. Whenever appropriate and necessary for the purposes of the Salar de Atacama Contract Monitoring Committee, tripartite meetings with the Company may be held. /c/ Site visits: To the extent that, within the framework of the activities of the Salar de Atacama Contract Monitoring Committee, it is appropriate to conduct site visits to fulfill the Committee’s objectives defined in Section Fourteen.QUATER.Three, these shall be organized and conducted jointly with CORFO and coordinated in advance with the Company, so as not to hinder or interfere with the normal course of the Company’s operational, commercial, or production activities. Participation by each organization in the site visits shall be voluntary, formalized in the 76 manner defined by CORFO for each occasion, including a commitment to comply with mining safety regulations and instructions, if applicable, and shall always be conducted the framework of the role, functions, and powers of each Atacameño indigenous organization, in accordance with their respective legal purposes and legal status. In the event that it is appropriate for the Salar de Atacama Contract Monitoring Committee to conduct a field visit related to a territory formally claimed by an Atacameño indigenous community, such a visit may only take place with the express authorization of the respective Atacameño indigenous community and in accordance with their access protocols. Fourteen.QUATER.Six. All activities of the Salar de Atacama Contract Monitoring Committee must be carried out in accordance with the current legal framework; therefore, they may not address matters that fall outside the scope of CORFO’s competencies and powers, nor do they substitute for or replace the oversight functions of other State Administration bodies in accordance with their respective powers, nor those of the Environmental Auditor. All activities of the Salar de Atacama Contract Monitoring Committee and the actions leading to their implementation shall be carried out with unrestricted respect for the autonomy and self-determination of the Atacameño indigenous organizations, in full compliance with the express authorizations and protocols established by each of them, and no actions or interventions may be carried out that violate them. The foregoing shall in no case affect or replace the territorial and environmental stewardship role that

77 corresponds to the Atacameño indigenous communities in their respective formally claimed territories, a role that must be carried out in accordance with the law. FIFTEENTH: Preferential Price for Specialized Producers. Fifteen.One. In line with the efforts made by the State of Chile to attract industries that add value and produce goods with higher added value in the country, the Company undertakes that, throughout the term of the Contract and subject to CORFO’s approval in each case , it will offer its lithium Products at the Preferential Price (the “Most Favorable Price Obligation”) to specialized producers, whether public or private, of value-added products, including, among others, the production of cathode material, lithium cathodes, lithium battery components, lithium salts, and other advanced lithium products in the value chain, that carry out their production activities in Chile (“Specialized Producers”). For them, the Preferential Price will be defined after CORFO identifies these Specialized Producers, and it will take into account the specifications and categories of the lithium products and their volumes. In this regard, CORFO and the Company shall agree on a protocol to operationalize the implementation of the Most Favorable Price Obligation prior to conducting the selection process for Specialized Producers, with the aim of establishing by mutual agreement, among other things, the technical specifications that will detail the physical and chemical qualities and characteristics under which the Lithium Products 78 will be produced by the Company during the term offered to the Specialized Producers. Furthermore, the aforementioned protocol shall establish that the Preferential Price shall have at least the following conditions, unless otherwise agreed upon between the Company and the respective Specialized Producer in the contracts to be executed in accordance with Section Fifteen.Three. below: /i/ it shall be a price for cash payment of the sale; /ii/ The sale shall be considered under Incoterms FCA, chemical conversion plant; /iii/ The currency in which it is expressed shall be U.S. Dollars; /iv/ The Specialized Producer must schedule delivery volumes of the respective product uniformly throughout the year corresponding to its supply (that is, on a quarterly or monthly basis, as agreed with the Company); /v/ The product shall be delivered in standard packaging under which the Company conducts its sales, the details of which must be specified in each Technical Specification; /vi/ Other elements and conditions, other than those indicated above, shall be negotiated between each Specialized Producer and the Company, under commercial terms /other than the Preferential Price/ equivalent to those agreed upon between the Company and other customers, in accordance with Section Fifteen.Three. Specialized Producers shall be deemed to be companies established in Chile that have developed or acquired technology enabling them to develop value-added products—, such as those already mentioned—based on what is produced by the Company under this Contract. Consequently, under no circumstances may the 79 preferential sale be used by Specialized Producers or their subsidiaries for the marketing of products such as lithium carbonate, lithium hydroxide, or lithium chloride in any of their forms. Fifteen.Two. The Most Favorable Price Obligation may not initially exceed fifteen percent of the theoretical annual production capacity of lithium hydroxide and lithium carbonate, as indicated in Annex Eleven and/or the respective Implementation Protocol. Said percentage shall be increased in annual increments of two point five percent until reaching twenty-five percent of the theoretical annual production capacity, without prejudice to the provisions of Section Fifteen.Three. with respect to the supply requirements agreed upon in the agreements entered into by the Company and the Specialized Producer. The percentages indicated in this Section shall be accounted for separately for each Lithium Product (lithium hydroxide or lithium carbonate), and not jointly. In the event that CORFO has allocated volumes of Lithium Products prior to the effective date of the amendment, consolidated and updated version of this Agreement signed on September 16, 2025, the volumes of Lithium Products available for the Most Favorable Price Obligation resulting from the difference between the theoretical annual production capacity and the aforementioned volumes already allocated, may be allocated by CORFO only after a period of twelve months has elapsed from the signing of the first supply contract between the Company and the Specialized Producer. However, the signing of the new supply contract may not exceed a maximum period of six months from the allocation of 80 the volumes that have become available. Fifteen.Three. To give effect to the Most Favorable Price Obligation, CORFO must notify the Company in writing of the company or companies that qualify as Specialized Producers at least one year prior to the start of these sales, indicating the start date of the requirement to sell the products as established in the respective project, the annual volumes of Lithium Products allocated to each Specialized Producer (the “Maximum Annual Allocated Volume”), the estimated date on which the specific annual increases of 2.5 percent per product will take effect, in accordance with the project(s)’ operational start-up schedule , and, if the project so provides, a phased approach to volume requirements during ramp-up periods, until the Maximum Annual Allocated Volume is reached. Notwithstanding the foregoing, the following shall be included within the Preferential Price Obligation: the sale of the Company’s Lithium Products to Specialized Producers for the purpose of conducting tests within one year from the date CORFO issued the aforementioned notification to the Company, provided that the respective project has contemplated the need for a supply of samples for testing or pilot projects within Chile, and that the Corporation has so established in the resolution designating its status as a Specialized Producer. Such supply of samples shall be counted toward the percentage corresponding to the Most Favorable Price Obligation for the respective Lithium Product, in accordance with the provisions of Section Fifteen.Two. The Most Favorable Price Obligation must be

81 formalized through a contract signed between the Company and each of the Specialized Producers. In said contract, the parties must establish, at a minimum, reciprocal rights and obligations, in particular, the Company’s Most Favorable Price Obligation and the Specialized Producer’s obligation to allocate the Lithium Products purchased from the Company solely for the manufacture of value-added products in Chile; the term of the Most Favorable Price Obligation assumed by the Company in the Contract, which may only remain in effect while the status of Specialized Producer is maintained; the Maximum Annual Allocated Volume; the mechanisms for adjusting the percentage of Lithium Products subject to the Most Favorable Price Obligation, if applicable; and the guarantees to ensure compliance with its obligations, in particular, for compliance with the Most Favorable Price Obligation. The term of the Most Favorable Price Obligation assumed by the Company with respect to each of the Specialized Producers shall terminate automatically and without the need for a court ruling if the Specialized Producer /i/ loses its status as such; /ii/ uses the products purchased from the Company under the Preferential Price for a purpose not regulated in this Clause; or /iii/ breaches its obligations under the contract entered into with the Company. The Company shall not be liable as a result of changes in the terms or termination of the contract due to the classification, changes, or loss of the status as a Specialized Producer as determined by CORFO. CORFO shall not be a party to the aforementioned contract, nor shall it bear any liability for failure to 82 comply with the Most Favorable Price Obligation or any of the other obligations established in the aforementioned contract. In the event that the supply contract establishes a delivery schedule for Lithium Products whose annual volume is less than the Maximum Annual Allocated Volume, the Company may freely dispose of the difference between the agreed supply and the Maximum Annual Allocated Volume. Furthermore, in the event that the Specialized Producer fails to comply with the obligation to purchase the nominated volumes in accordance with the frequency agreed upon in the respective contract signed between the Specialized Producer and the Company, the latter may freely dispose of the difference between the nominated volume and the volume actually purchased. In the latter case, CORFO may adjust the volumes allocated to the Specialized Producer or terminate the status of Specialized Producer. However, given the public interest involved in the Most Favorable Price Obligation, CORFO may take actions aimed at supervising and verifying compliance with the obligations agreed upon by the parties, which must be expressly stated in the contract signed by the Company and each Specialized Producer. For this purpose, any material breach of the contract signed for these purposes between the Company and the Specialized Producers, whether total or partial, must be notified to CORFO by the affected Specialized Producer or by the Company, as applicable. The notification must be made in writing to CORFO, indicating the circumstances constituting the total or partial breach of obligations, and 83 providing the supporting documentation. CORFO, through the corresponding administrative act, may revoke or rescind the status of Specialized Producer in the cases contemplated in the administrative act that designated them as such. Fifteen.Four. Likewise, failure to comply with the obligation to offer and agree to the Most Favorable Price Obligation under the terms of this Clause shall give rise to the payment of a fine or indemnity as a penalty clause in favor of CORFO, which the Parties hereby agree in advance shall be in the amount of ten million dollars. In turn, failure by the Company to comply with the Best Price Obligation to the Specialized Producer shall give rise to the payment of a fine or indemnity as a penalty clause in favor of CORFO, which the Parties hereby estimate in advance at an amount equivalent to three percent of the value of the breached transaction, all of which is without prejudice to the Company’s liability toward the Specialized Producer. For the purposes of determining whether an obligation under this Clause has been breached, the Parties shall first resort to mediation by the Contractual Auditor, which must take place within ninety days of being requested by either Party. Once the aforementioned ninety days have elapsed, either Party may refer the matter to the Arbitration Tribunal. The Company shall be deemed to be in breach of or to be in partial compliance with the Most Favorable Price Obligation if, at any time during the term of the agreement, it unjustifiably refuses to sell Lithium Products to the Specialized Producer at the Preferential Price, or unjustifiably sells to the 84 Specialized Producer a volume less than the Maximum Annual Allocated Volume. The Company shall identify and reclassify current exports of lithium products into battery-grade lithium carbonate, technical-grade lithium carbonate, battery-grade lithium hydroxide, technical-grade lithium hydroxide, and other lithium products in order to facilitate the calculation of the Preferential Price. This work shall be reported to the National Customs Service so that it may have specific information regarding each product category, with the aim that, within the scope of its authority, said Service may develop proposals for improvements to tariff classifications. Fifteen.Five. In the event of a decrease in the Company’s actual production due to Force Majeure events or restrictions arising from environmental or sector-specific permits during the term of the contracts with the Specialized Producers, the Company shall take all measures necessary to ensure equitable and non-discriminatory treatment by proportionally reducing the volumes supplied to all its customers, whether its own, those of its , or those who qualify as Specialized Producers, which, in any case, must be agreed upon in the respective supply contract. Fifteen.Six. Without prejudice to the provisions of the preceding sections, the Specialized Producer and the Company may agree in the supply contract, and always in addition to the Preferential Price, on a pricing scheme that may be used alternatively /“Alternative Price”, in which case, it shall be understood that the regulation of the Most Favorable Price Obligation applies to the Alternative Price, with all obligations and conditions set

85 forth in this Clause being enforceable against the latter, with the sole exception of supervision and verification, by CORFO, of the calculation of the Alternative Price. Fifteen.Seven. For the purposes of this Clause, on the platform or electronic medium provided by CORFO for the submission of the agreed-upon information, a module shall be made available to which each Specialized Producer may have access, and in which the Company shall provide, within the first ten calendar days of the calculation month, the Preferential Price applicable for that month for the type(s) of Lithium Products and their technical specifications. This module shall be the means through which the Preferential Price is communicated to the Specialized Producer. SIXTEENTH: Force Majeure. Each Party shall be excused from fulfilling its obligations under this Contract to the extent that such non- performance is due to a Force Majeure Event and for the duration of the Force Majeure Event, and the Party not affected by the Force Majeure Event shall continue to fulfill its obligations. The Party affected by a Force Majeure Event shall notify the other Party in writing of the occurrence of the Force Majeure Event within seventy-two hours of the event occurring or as soon as reasonably possible. SEVENTEENTH: Boundary Marking Obligation for the Company. The Company undertakes to construct, maintain, preserve, and replace at its own expense the boundary markers placed at the corners of the 86 Properties and the Rigo Properties. Consequently, it is the Company’s obligation to complete and maintain at its own expense the network of physical boundary markers for the entire perimeter of said properties in accordance with the terms established in Article 118 of the Mining Code Mining Code. Within one year from the Commencement Date, the Company shall construct and replace the pending boundary markers and lines at the corners of the aforementioned properties. For these purposes, to the extent necessary and as requested by the Company, CORFO shall, at the Company’s request, grant and deliver the judicial orders reasonably required by the Company to enable it to fulfill this obligation. EIGHTEENTH: Mandate and Accountability. CORFO hereby delegates, grants, and confers a broad and irrevocable special mandate or power of attorney to and in favor of the Company, which accepts and to whom it is of interest, for the entire Term of the Contract, so that the latter may assume the judicial and extrajudicial defense and effectively safeguard the continued and integrity, both legal and material, as well as the exclusive and exclusive ownership of each and every one of the Properties, the Rigo Properties, the Sal and Salar Properties, and all other Assets Subject to Restitution. The Company shall, for this purpose, exercise each and every one of the actions, defenses, and other rights enjoyed by the holders of applications, declarations, mining exploitation concessions, mining exploration 87 concessions, exploration permits, and rights to use groundwater and surface water, among others, to guarantee and defend the ownership, validity, subsistence, integrity, exclusivity, and other relevant aspects regarding each and every one of said properties. All expenses incurred by the mandate shall be borne by the Company, and CORFO shall consequently be exempt from any costs arising from this matter. The Company’s obligation to submit an annual report and to account for the mandate conferred regarding all actions related to the administration, custody, protection, safeguarding, and conservation—both legal and physical—of the Assets and the Rigo Assets, the Sal and Salar Assets, and the Assets Subject to Restitution; as well as an annual report on actions related to the administration, custody, and protection, safeguarding, and conservation—both legal and physical—of the mining concessions located within the Protection Rings. CORFO shall provide the Atacameño indigenous organizations with the information it receives from the Company regarding the actions of administration, custody, protection, safeguarding, and conservation—both legal and physical—of the Properties, the aforementioned Lots, and the mining concessions of the Company and its Related Parties included within the perimeter of the Protection Rings, which shall include any judicial and extrajudicial actions that the Company has filed or exercised for such purposes, under the terms set forth in Clause Fourteen TER /Access to Information by the Atacameño indigenous organizations of the Salar de Atacama basin/ of this Agreement. This information must be presented 88 in a clear and understandable manner. NINETEENTH: External Auditor. Nineteen.One. The Parties agree to appoint, as of the Commencement Date, two external auditors /the “External Auditors”/, who shall report to CORFO and the Board of Directors regarding the correct, complete, and timely fulfillment /i/ of the Company’s environmental obligations /the “Environmental Auditor”/ and /ii/ of the Agreement and Project Agreement /the “Contractual Auditor”/, without prejudice to the oversight powers inherent to CORFO under said contracts. Nineteen.Two. The External Auditors shall be proposed by CORFO through a shortlist of three candidates and appointed by the Company. If the Company fails to select the External Auditors within ten Business Days of the shortlist being submitted, CORFO shall submit a second shortlist. If the Company does not select the External Auditors within the same period, the appointment shall be made by the Arbitration Tribunal. The External Auditors shall be paid by CORFO and the Company, in equal shares. Nineteen.Three. The External Auditors, their partners, those who sign the reports, those in charge of conducting the audit, and all members of the audit team must be independent in their judgment with respect to the Company and its Related Parties and CORFO; they must not be providing services simultaneously nor may they have provided such services during the last two years with respect to the Company and its Related Parties, nor to CORFO or its committees, or competitors of the Company, in respect of audit and/or environmental services, respectively. Those who do not

89 fall under the grounds for lack of independence of judgment established in Articles 243 and 244 of the Securities Market Law shall be deemed to possess independence of judgment with respect to the Company as the audited entity and its Related Parties. Nineteen.Four. The Contractual Auditor shall be obligated to review annually the Company’s compliance with the Contract regarding /i/ the full and timely payment of the Rent and other financial obligations, /ii/ the obligations arising from Clause Fifteen /Preferential Price for Specialized Producers/ of the Contract, and /iii/ the calculation of the amount of the contributions referred to in Clause Sixteen /Indigenous Organizations and Regional Development/ of the Project Agreement. The foregoing is without prejudice to the fact that, at CORFO’s request, a specific service may be required for the collection, processing, systematization, and certification of the integrity and authenticity of the information and documentation regarding compliance with the Contract and the Project Agreement, which may arise from the regular reviews that CORFO conducts in the performance of its duties. The shortlist of candidates for Contract Auditor to be submitted by CORFO may only include firms with proven experience and competence to provide the services covered by this Clause and sales from accounting services of at least one million dollars in the year prior to their engagement. Nineteen.Five. The Environmental Auditor shall annually review compliance with /i/ the Company’s environmental obligations, /ii/ the “Plan for the Implementation of New Technologies”, the “Plan for the 90 Gradual Reduction of Freshwater Use until its Total Replacement,” and the “Plan for the Use of Electricity from Renewable Sources” referred to in Clause Fourteen /Early implementation of commitments in CORFO-Tarar Contracts/the Project Agreement, and /iii/ the provisions of Clauses Eleven /Prohibitions/ and Eighteenth /Mandate and Accountability/ of the Contract and Twenty-Second /Prohibitions/ of the Project Agreement. The shortlist of three candidates that CORFO must submit for the position of Environmental Auditor may only include companies with proven experience and competence to provide the services covered by this Clause and that had sales from environmental consulting services of at least one million dollars in the year prior to their hiring. One of the members of the shortlist must be nominated by the Atacameño indigenous organizations, for which purpose they must submit their candidate to CORFO, through the Salar de Atacama Contract Monitoring Committee, within the reasonable timeframe indicated to them for that purpose. CORFO will send the shortlist to the Company without indicating which member was proposed by the Atacameño indigenous organizations. In the event that these organizations do not submit their candidate to CORFO through the Salar de Atacama Contract Monitoring Committee within the deadline, or if the candidate does not meet the requirements for experience, independence, and financial soundness set forth in this Section and in Section Nineteen.Three, CORFO will determine the final composition of the shortlist and submit its proposal to the Company. Once the 91 company has been selected, and within the reasonable timeframe indicated to them, the Atacameño indigenous organizations may submit to CORFO, through the Salar de Atacama Contract Monitoring Committee, their comments on the terms of reference for the hiring of the Environmental Auditor and request the inclusion of international standards or norms for the services, which under no circumstances may alter the type of service, purpose, and eligibility conditions established in this Clause. The Company and CORFO shall require, as a condition for the hiring of the Environmental Auditor selected in accordance with Section Nineteen.Two of this Clause, that the firm include at least one professional with territorial and social knowledge, who may be of the Atacameño people, and who possesses the independence necessary to safeguard their impartiality in the performance of their duties. Nineteen.Six. The External Auditors shall issue an annual report, which shall contain their opinion regarding the matters reviewed; additionally, the Contractual Auditor shall submit an annual report with consolidated information verifying the correct calculation of the amount of contributions referred to in Clause Sixteen /Indigenous Organizations and Regional Development/ of the Project Agreement; without prejudice that, at CORFO’s request, a specific review service or a more in-depth analysis may be required as a result of an audit conducted during the year, in which case, the cost shall be borne by CORFO. Nineteen.Seven. The External Auditors shall serve for a term of three years. Notwithstanding the foregoing, CORFO or the Company 92 may terminate the contract with the respective auditing firm early, for just cause, appointing a new firm in accordance with the same procedure described above for a new three-year term. However, the Parties may renew, on a one-time basis, the Environmental Auditor and/or the Contractual Auditor for an equal period of time, provided that the services have been satisfactorily evaluated by them. The Company agrees not to engage the services of the External Auditors for a period of one year from the termination of their services. Nineteen.Eight. The Company and CORFO must have access to a preliminary draft of both audits, so that they may include their comments and these may be appended to the final report. Nineteen.Nine. CORFO shall forward to the Atacameño indigenous organizations, through the Salar de Atacama Contract Monitoring Committee, the preliminary draft of the annual environmental audit reports, for their comments, which CORFO will forward to the Environmental Auditor so that he may attach them to the final report, taking into account the social, territorial, and community aspects raised in their comments, to the extent that they are relevant to the audit’s objectives under the terms set forth in Section Nineteen.Five. Nineteen.Ten. CORFO shall send the Environmental Auditor’s annual reports to the environmental authority and to the Atacameño indigenous organizations. Additionally, it shall forward to said organizations the Contractual Auditor’s annual report containing consolidated information that accounts for the correct calculation of the amount of the contributions referred to in Section Nineteen.Six.

93 TWENTIETH: Grounds for Early Termination and Remedial Periods. Twenty-One. CORFO may terminate the Contract early, without any right to indemnification or compensation for the Company, in any of the following situations /“Early Termination of the Contract”/: /a/ The termination, whether early or not, of the Project Agreement and/or the dissolution or termination of the Company. /b/ Voluntary abandonment by the Company of the work related to this Contract and the Project Agreement, which shall be deemed to have occurred if the Company suspends operations for a period exceeding two years and such suspension is not caused by a Force Majeure Event. /c/ Insolvency of the Company, which is defined as: /i/ The Company initiating bankruptcy reorganization proceedings; /ii/ the Company filing for voluntary liquidation; or /iii/ the Company being ordered into compulsory liquidation; all in accordance with the provisions of Law No. 20,720. /d/ Default or simple delay by the Company in the payment of the Rent for two consecutive Rent Periods, or if the Company pays the Rent late five times within a period of two calendar years. /e/ The execution of any legal act or the creation of any encumbrance by the Company or its Related Parties without the prior express, specific, and written consent of CORFO regarding the assets contributed, transferred, or leased by CORFO to the Company under this Agreement or the Project Agreement, or the assets that have replaced or may replace them in the future, and those for which restitution has been agreed upon, a purchase option granted, or Right of Acquisition, and/or 94 those that the Company or its Related Parties have undertaken to transfer upon the expiration of the Agreement and that jeopardize said return, purchase option, Right of Acquisition, and/or transfer, in full and free of encumbrances and obligations related thereto, or rights whose return has been agreed upon by CORFO and the Company upon the expiration of this Agreement and the Project Agreement. The foregoing, subject to the terms and without prejudice to the provisions of subparagraphs /b/ and /c/ of Clause Eleven /Prohibitions/. /f/ If the Company is required to make additional payments to CORFO on more than five separate occasions as a result of the use of the Appeal Procedure and/or arbitration. /g/ Failure to pay the mining royalties for the Properties, the Rigo Properties, and the Sal and Salar Properties, and failure to pay the property tax on Lots A – M – J – F – H, and L, and on Lots E – F – G and H. /h/ The Company’s failure to comply with the prohibition on marketing lithium brine extracted from the Properties, as set forth in Clause Eleven /Prohibitions/. /i/ The imposition of any final sanction in an environmental sanctioning proceeding, including the exercise of any applicable judicial remedy against the Company, that is relevant and arises from proven environmental damage which cannot be remediated, mitigated, and/or environmentally compensated by the Company, resulting from a breach or extremely serious violation of environmental regulations or provisions of any RCA, and for which the Environmental Auditor has previously issued a warning, without the Company having taken appropriate measures despite having had 95 sufficient time to do so. /j/ If the Company assigns all or part of the Contract or the Project Agreement without prior written authorization from CORFO; as well as if the Company subleases all or any of the Premises. Twenty-Two. The following shall not constitute grounds for early termination of the Contract: /y/ Differences in Rent payments in amounts not exceeding five percent of the average annual Rent for the preceding three calendar years; /z/ failure to pay, deliver, or return assets or rights not exceeding ten million dollars, or which, by their nature, do not constitute or are not assets indispensable for the development, operation, and benefit of the Properties . Twenty-Three. If CORFO determines that the Company has incurred the grounds for termination specified in Sections Twenty-One./c/, Twenty-One./d/, Twenty-One./e/, Twenty-One./g/, and Twenty-One.One./h/, it may notify the defaulting party by means of a letter delivered through a notary public addressed to the representatives designated in this Contract to receive communications or to those who replace or substitute them, specifying the fact, its circumstances, and attaching the supporting documentation. In such a case, the party accused of breach must remedy it within a period of /i/ thirty Business Days for the grounds set forth in Sections Twenty.One./c/, Twenty.Two./d/ and Twenty.One./h/, and /ii/ within ninety Business Days for the grounds set forth in Sections Twenty.One./e/ and Twenty.One./g/. If the breach is not remedied within said period, CORFO may terminate the Contract 96 by issuing a notice of termination. All of the foregoing without prejudice to any other action or right of CORFO. CLAUSE TWENTY-BIS: Measures to be applied in the event of breach. Twenty-BIS.One. In the event that the Company incurs any of the situations provided for in this Clause, measures consisting of monetary penalties, which are specified for each case as the “Fines,” shall be applied: /a/ CORFO shall be authorized to impose on the Company a Fine of between one thousand five hundred and three thousand Unidades de Fomento for each instance of non-compliance indicated below: /i/ Failure by the Company to fulfill its obligation to deliver to CORFO the lithium reserves study referred to in Clause Five /Lithium Reserves, Management of Residual Brines, and Future Lithium Recovery/ of the Project Agreement, within the timeframe established in the CCHEN Agreement. This breach shall be deemed verified upon the expiration of the deadline for submission of the respective reserves study, provided there is no record of its receipt by CORFO. The fine shall be imposed upon verification of the breach and for each month of delay in submitting the reserves study to CORFO. /ii/ Breach of the Company’s obligation to conduct and submit to CORFO, by June 30, 2026, the scientific studies on reinjection and new technologies referred to in Clause Five /Lithium Reserves, Management of Residual Brines, and Future Lithium Recovery/ of the Project Agreement, and prior to the submission of the New Technologies project to the

97 Environmental Impact Assessment System through an Environmental Impact Study. This breach shall be deemed to have occurred if the deadline for submission of the respective study has expired without any record of its submission to CORFO, or if the Environmental Impact Study was submitted upon the project’s entry into the SEIA without having previously submitted the respective study to CORFO. The fine shall be imposed upon verification of the non-compliance and for each month of delay in submitting the respective study to CORFO. /iii/ Non- compliance with the ’s obligation to collaborate on the development of independent scientific studies regarding reinjection and new technologies, pursuant to Clause Five /Lithium Reserves, Management of Residual Brines, and Future Lithium Recovery/ of the Project Agreement, in the event that such collaboration is requested through a formal request from CORFO, for itself and/or the institution it designates, to which the Company must respond within a maximum period of fifteen Business Days from the date of receipt, specifying how, within the framework of the request, the collaboration will be carried out. This breach shall be deemed to have occurred once the deadline for the Company’s response has expired without any record of its receipt by CORFO, and/or in the event that the cooperation in accordance with the terms defined in the Company’s response. /iv/ Breach of the Company’s obligation to conduct studies and pilot tests aimed at the early implementation of New Technologies or to report the progress and results of such studies and pilot tests to CORFO, 98 pursuant to Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement. This breach shall be deemed to have occurred upon verification of the failure of studies and pilot projects or the failure to provide said information to CORFO. /v/ Breach of the Company’s obligation to cooperate in providing environmentally relevant information and to facilitate the preparation of studies regarding the Salar de Atacama, in the event that such cooperation is requested through a formal request from CORFO, for itself and/or the institution it designates, to which the Company must respond within a maximum period of fifteen Business Days from the date of receipt, specifying the manner in which, within the framework of the request, the collaboration will be carried out. This breach shall be deemed to have occurred once the deadline for the Company’s response has expired, without any record of its receipt by CORFO, and/or in the event that the collaboration is not provided in accordance with the terms defined in the Company’s response . /vi/ Breach of the Company’s obligation to carry out the activities committed to in the New Technologies Implementation Plan, as regulated in Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement, as long as the favorable Environmental Qualification Resolution for the New Technologies Project containing the aforementioned plan has not become final. This breach shall be deemed verified upon confirmation of the failure to execute activities under the New Technologies Implementation Plan. Once the 99 Environmental Qualification Resolution for the New Technologies Project has become final, breaches of this obligation shall be subject to the oversight and penalties provided for under current environmental legislation. /vii/ Breach of the Company’s obligation to provide facilities to CORFO and/or the institution designated by CORFO to conduct its own studies on reinjection and new technologies, in the event that such collaboration is requested through a formal request from CORFO, for itself and/or the institution it designates, to which the Company must respond within a maximum period of fifteen Business Days from the date of receipt, specifying how, within the framework of the request, the collaboration will be carried out. This breach shall be deemed to have occurred once the deadline for the Company’s response has expired without any record of its receipt by CORFO, and/or in the event that the facilities are not provided under the terms defined in the Company’s response. /viii/ Breach of the Company’s obl igation to carry out the activities committed to in the Gradual Reduction Plan for Continental Water until its full replacement, as regulated in Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement , as long as the favorable Environmental Qualification Resolution for the New Technologies Project containing the aforementioned plan has not become final. This breach shall be deemed verified upon confirmation of the failure to execute the activities of the Gradual Reduction of Continental Water Plan until its complete replacement. Once the Environmental Qualification 100 Resolution for the New Technologies Project has become final, breaches of this obligation shall be subject to the oversight and penalties provided for under current environmental legislation. /ix/ Breach of the Company’s obligation to prepare and incorporate into the Gradual Reduction Plan for Continental Water until its full replacement, as regulated in Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement, indicators and verification mechanisms to ensure its monitoring. This breach shall be deemed verified, as the lack of indicators and verification mechanisms to ensure its monitoring in the Plan for the Gradual Reduction of Continental Water Use until its complete replacement has been established. /x/ Breach of the Company’s obligation to carry out the activities committed to in the Plan for the Use of Electricity from Renewable Sources, as provided for in Clause Fourteen /Early Implementation of Commitments in CORFO-Tarar Contracts/ of the Project Agreement. This breach shall be deemed verified, as it has been established that the activities of the Plan for the Use of Electricity from Renewable Sources have not been carried out. /xi/ Breach of the Company’s obligation to submit annually to CORFO the accountability report on its actions regarding the administration, custody, protection, safeguarding, and conservation of the Belongings and other Assets Subject to Restitution, and of the mining assets of the Company and its Related Parties located within the Protection , in accordance with the provisions of Clause Eighteen /Mandate and Accountability/ of the

101 Contract. This breach shall be deemed verified upon the expiration of the deadline for submission without any record of its receipt by CORFO. The Penalty shall be applied upon verification of the breach, and for each month of delay in delivering the report to CORFO. /xii/ Breach of the Company’s obligation to deliver to CORFO the individualized and/or identified information set forth in Section Fourteen.TER.One, the failure to submit which is not specifically subject to a fine under this Clause. This breach shall be deemed verified upon the expiration of the deadline for submission established in Section Fourteen.TER.One, without any record of its receipt by CORFO. The fine shall be imposed upon verification of the breach, and for each month of delay in submitting the respective report to CORFO. /b/ CORFO shall be authorized to impose on the Company a fine of between six thousand and twelve thousand Unidades de Fomento for each instance of the Company’s failure to comply with the following obligations: /i/ Failure by the Company to implement and maintain the Monitoring System in an operational and regular manner, in accordance with the provisions of Clause Twelve /Environmental Compliance/ of the Contract. Such non-compliance shall be deemed to have occurred if the Monitoring System has not been implemented and/or if it has been determined that it is not available on an operational and regular basis. /ii/ Breach of the Company’s obligation to submit to CORFO, by June 30, 2026, the New Technologies Implementation Plan, in accordance with the provisions of Clause Fourteen /Early implementation of commitments in CORFO- 102 Tarar Contracts / of the Project Agreement. This breach shall be deemed verified if the deadline for submitting the New Technologies Implementation Plan has expired without any record of its receipt by CORFO. The Fine shall be applied upon verification of the breach, and for each month of delay in submitting the aforementioned Plan to CORFO. /iii/ Breach of the Company’s obligation to submit to CORFO, by June 30, 2026, a Plan for the Gradual Reduction of Continental Water until its complete replacement, in accordance with the provisions of Clause Fourteen /Early Implementation of Commitments in CORFO- Tarar Contracts/ of the Project Agreement. This non-compliance shall be deemed verified upon the expiration of the deadline for submitting the Plan for the Gradual Reduction of Continental Water until its complete replacement, with no record of its receipt by CORFO. The Fine shall be imposed upon verification of the breach, and for each month of delay in the submission of the aforementioned Plan to CORFO. /iv/ Breach of the Company’s obligation to submit to CORFO, by June 30, 2026, a Plan for the Use of Electricity from Renewable Sources, in accordance with the provisions of Clause Fourteen /Early implementation of commitments in CORFO-Tarar Contracts/the Project Agreement. This non-compliance shall be deemed verified upon the expiration of the deadline for submitting the Plan for the Use of Electricity from Renewable Sources, without any record of its receipt by CORFO. The fine shall be imposed upon verification of the breach, and for each month of delay in submitting the aforementioned Plan to 103 CORFO. /v/ The Company’s failure to update the hydrogeological model and submit it to CORFO within the same timeframe established in the current RCA, in accordance with Clause Twelve /Environmental Compliance/ of the Contract, along with its respective executable files, and successively for each new update period provided for in the RCA. This non-compliance shall be deemed verified upon the expiration of the deadline established in the current RCA, without any record of its submission to CORFO. The Fine shall be imposed upon verification of the breach, and for each month of delay in the submission to CORFO of the aforementioned Plan. /c/ CORFO shall be authorized to impose on the Company a Fine of twenty-five thousand Unidades de Fomento for each instance of the Company’s breach regarding the prohibition on the exploitation and/or extraction of brine and/or the reinjection of brine in the mining concessions of the Company or its Related Parties located within the Protection Rings. Twenty.BIS.Two. In the event of a simple delay by the Company in the payment of a specific contribution related to Clauses Fifteen /Research and Development Efforts in Chile/ and Sixteen /Indigenous Organizations and Regional Development/ of the Project Agreement, penalty interest shall accrue on a daily basis, from the date of the simple delay until the date of actual payment to the party entitled to receive it, equivalent to the maximum conventional rate for non-indexed credit operations in local currency exceeding ninety days, as in effect on the date of the simple delay. Such interest must be paid directly, together with the respective contribution, to the party 104 designated as the recipient of the amount pertaining to the contribution in question. Twenty.BIS.Three. In the cases described in subparagraphs /a/ and /b/ of Section Twenty.BIS.One, the specific amount of the fines to be imposed for each breach shall be determined by CORFO within the ranges established for each type of breach. In making such a determination, CORFO shall consider: /i/ the severity and consequences of the act constituting a breach; and/or /ii/ the harm that the respective breach may have caused to CORFO and/or third parties; and /iii/ any other criteria that, in CORFO’s well-founded judgment, are relevant to determining the specific amount of the respective fine. In any case, a repeat breach of the same obligation shall be sufficient justification for CORFO to impose a fine in the maximum amount of the range established for such breach. Twenty.BIS.Four. The determination and collection of any Fine shall be subject to the following procedure: /a/ If CORFO determines that a contractual breach has occurred that carries an associated fine in accordance with the contract, it shall notify the Company thereof, specifying in detail the alleged breach and the specific amount of the fine associated with it /within the range established for the respective breach/, attaching the supporting documentation justifying the imposition of the fine and the specific amount /“Notice of Fine”/. /b/ The Company may, within a period of sixty Business Days from the Notice of Fine /“Deadline”/, remedy the breach where possible or dispute its existence and/or the amount of the fine imposed, for which it must notify

105 CORFO in writing, specifying in detail, as applicable: /i/ how the non- compliance was remedied, or /ii/ the evidence demonstrating that no such non-compliance occurred, or /iii/ that, if non-compliance did occur, the associated fine should be lower, attaching, in all cases, the documents and evidence supporting its response /“Response”/. /c/ If, upon expiration of the Deadline, the Company has not submitted its Response, then the fine determined by CORFO in the Fine Notice shall become final, and the Company must pay it to CORFO within five business days of the expiration of the Deadline. /d/ If the Response is submitted to CORFO within the Deadline, CORFO shall have a period of sixty Business Days from its receipt to review it, determine, and communicate the final fine to the Company via written notice /the “Final Fine”/, in an amount equal to or less than that established in the Fine Notice, unless the Response has demonstrated to CORFO’s satisfaction that the breach of contract was timely remedied or that no breach occurred, in which case CORFO will not impose any fine. If payment of a Final Fine is determined, the Company must pay it within the fifth Business Day following its notification; /e/ If CORFO does not determine the Final Penalty within the period established in the preceding paragraph, it shall have an additional period of thirty Business Days to do so, after which the Penalty shall expire in the case of subparagraphs /i/ and /ii/ of subsection b/ of this Section. In the case of subparagraph /iii/ of subsection b/ of this Section, the Final Penalty shall be deemed to be the lower amount within the established range, 106 unless the Company is a repeat offender in the breach of the same obligation, in which case the Final Penalty shall be the amount set forth in the Penalty Notice. /f/ The Company may challenge the Final Penalty paid to CORFO, requesting its full or partial refund in accordance with the arbitration procedure established in the Contract, for which it must request the constitution of the arbitral tribunal within twenty Business Days following payment of the fine. For the avoidance of doubt, if the Company does not submit its Response within the Deadline, it shall have no right to challenge the Fine determined by CORFO in the Fine Notice. Twenty.BIS.Five. The Fines and interest established in this Clause do not replace or preclude CORFO’s application of the grounds for early termination set forth in Clause Twenty /Grounds for Early Termination and Remedial Periods/ of the Contract, when they are applicable in accordance with said Clause, nor do they preclude the inspection and sanctions applicable under current legislation. Furthermore, they are additional to and independent of any damages to which CORFO may be entitled under the general rules of contractual liability and of any other sanction or measure that an administrative authority or a Court of Justice may impose on the Company for the same acts, within the scope of their jurisdiction. Notwithstanding the foregoing, the Fines imposed and paid by the Company shall be deducted from any damages that the Company is ordered to pay to CORFO for the same facts that gave rise to the Fine. Twenty.BIS.Six. The fines provided for in this Clause shall be for the benefit of CORFO, 107 and the interest applicable pursuant to Section Twenty.BIS.Two shall accrue on the respective amounts owed. TWENTY-ONE: Surety and Joint and Several Liability. Sociedad Química y Minera de Chile S.A. hereby acts as guarantor and joint and several co-debtor in favor of CORFO for all obligations assumed by the Company under this Agreement, particularly those regarding payment of the Rent and mining patents, and hereby accepts any extensions, agreements, and/or renewals that may be agreed upon or granted to the Company by CORFO with respect to these obligations and agrees to submit to the arbitration procedure set forth in Clause Twenty-Five /Dispute Resolution and Arbitration/. TWENTY-TWO: Term. This consolidated text of the Agreement shall be effective from the Commencement Date until December 31, 2030, or until any other date prior thereto that the Parties may eventually agree upon or that may result from the application of Clause Twenty /Grounds for Early Termination and Remedial Periods/ /the “Term of the Agreement”/. TWENTY-THIRD: Confidentiality. Twenty-three.One. Given that CORFO, pursuant to this Contract, will have access to relevant information and records of the Company, which involves the handling and knowledge of the Company’s confidential and sensitive 108 information, CORFO agrees to keep strictly confidential the information provided to it by the Company in connection with the performance of the Contracts. Furthermore, and in order to prevent such information from becoming known to third parties and especially to the Company’s competitors, and to prevent any risk of violating Decree-Law No. 211 of 1973, which establishes Rules for the Defense of Free Competition, CORFO undertakes to use its best efforts to ensure that its executives, directors, representatives, employees, attorneys, consultants, advisors, or other representatives are subject to the same confidentiality obligations, with CORFO being liable in all cases for any breach by any of them. The foregoing excludes information that must be disclosed by law or in compliance with a court order or an order from any administrative or supervisory authority legally empowered to require such disclosure, in which case, CORFO shall provide advance written notice to the Company of such requirement, except in those cases where CORFO is legally prohibited from providing such notice to the Company. Twenty-three.Two. The Parties shall ensure that the External Auditors are subject to the same obligations contained in this Clause. Twenty-three.Three. The obligations under this Clause shall remain in effect throughout the Term of the Contract and shall survive for the following five years after its termination. TWENTY-FOURTH: Amendments to the Contract. Any total or partial amendment to any of the terms of this Contract shall only take effect to

109 the sole and exclusive extent that it has been previously agreed upon and authorized in writing and in that express sense by the Parties. Amendments to the Contract that must be subject to an indigenous consultation process in accordance with the regulations in force at the time they occur shall be consulted in accordance with said regulations. TWENTY-FIFTH: Dispute Resolution and Arbitration. All difficulties or disputes relating to this Contract, including, among others, those regarding its performance or non-performance, application, interpretation, validity or invalidity, enforceability, nullity, or termination, termination, determination of compensation for damages related to its breach, and issues regarding the court’s own jurisdiction and competence, shall be resolved by an arbitral tribunal composed of three mixed arbitrators, that is, arbitrators regarding procedure and arbitrators of law regarding the award /the “Arbitral Tribunal”, in accordance with the Rules of Arbitration of the Arbitration and Mediation Center of the Santiago Chamber of Commerce A.G. in force on the date the arbitration proceedings commence. If, in conjunction with arbitration under this Contract, a dispute arises regarding the Project Agreement, both disputes shall be heard by the same arbitral tribunal, with both proceedings being consolidated for that purpose so that they conclude with a single award. The Party requesting arbitration shall appoint the first arbitrator together with its request for arbitration to the Arbitration and Mediation Center of the Santiago Chamber of Commerce A.G. and shall notify the other Party of the name of the 110 appointed arbitrator and of the request made to the CAM. The other Party must appoint the second arbitrator within fifteen days from the date it was notified of the request for arbitration and the name of the arbitrator appointed by the other Party. The two arbitrators appointed by the Parties must appoint the third arbitrator within fifteen days after notification of the appointment of the second arbitrator. In the event that /i/ the other Party fails to appoint an arbitrator or /ii/ the two arbitrators appointed by the Parties fail to reach an agreement regarding the appointment of a third arbitrator within the time limits set forth above, the Santiago Chamber of Commerce A.G. shall appoint the second arbitrator and the third arbitrator, or only the latter , as the case may be, for which purpose the Parties hereby grant special and irrevocable power of attorney to the Santiago Chamber of Commerce A.G., so that, upon written request from either Party, it may appoint the mixed arbitrators from among the attorneys who are members of the CAM arbitration panel. Upon the appointment of each arbitrator, the Parties shall have the right to veto, without stating a reason, up to a maximum of three of the arbitrators on the designated arbitration panel. If, for any reason, the Santiago Chamber of Commerce A.G. is unable to fulfill its mandate, the appointment of the second and/or third arbitrator, as the case may be, shall be made by any of the judges of the Santiago District Court on civil duty in the municipality of Santiago, and such appointment must be made from among a person who has served as a lawyer on the Supreme Court for at least three years, or a 111 person who, at the time of the appointment, has been serving as a professor of civil law or commercial law at the law schools of the University of Chile or the Pontifical Catholic University of Chile, located in Santiago, for at least five years. The arbitration proceedings shall be conducted in the city of Santiago and in confidence, and the appointed arbitrators and the Parties are prohibited from disclosing to third parties the terms of the arbitration and the evidence presented therein or brought to the attention of the Arbitral Tribunal by the other party; except where such communication is necessary in connection with appeals or legal proceedings requested or initiated by the Parties or constitutes a legal requirement. No appeal shall lie against the f inal award of the Arbitral Tribunal, except for a complaint, an appeal on points of law in the form of an ultra petita or lack of jurisdiction, and a motion for clarification, rectification, or amendment. An appeal for reconsideration may be filed against all other decisions. The existence of a dispute or controversy regarding the performance or non- performance of the Contract shall not authorize the Parties to unilaterally suspend the performance of their reciprocal obligations, without prejudice to the provisions of the Arbitral Tribunal. In the event that the time limit for the Arbitral Tribunal to exercise its jurisdiction expires, unless the Parties agree otherwise, a new Arbitral Tribunal shall be appointed in the same manner as the first, which shall continue the proceedings in the state in which they were upon the expiration of the first Arbitral Tribunal’s term, with all proceedings conducted before 112 the first Arbitral Tribunal remaining valid and effective. In this case, the new Arbitral Tribunal to be appointed shall consist of persons other than those who served on the tribunal that failed to fulfill its duties within the time limit. TWENTY-SIXTH: Anti-Corruption Regulations. The Parties declare and warrant that they comply with and undertake to comply with applicable anti-corruption laws, specifically contained in the Chilean Penal Code regarding the crimes of bribery, embezzlement, breach of trust, and conflict of interest, among others, associated with corruption; in Law No. 19,913 on money laundering and the financing of illicit activities; and in Law No. 20,393 on the criminal liability of legal entities, and in Law No. 21,595 on economic crimes, as well as in their respective subsequent amendments, including laws prohibiting bribery, money laundering, terrorist financing, and receiving stolen goods, contained in the laws of Chile /the “Anti-Corruption Laws”/. CORFO declares itself to be an agency of the Chilean State Administration, and as such, is subject to the Constitution, the laws of the Republic, and its own rules and regulations, which include CORFO’s Crime Prevention Manual and Code of Ethics. The Parties shall take measures, within the scope of their authority, to ensure that assets that come directly or indirectly from the Company, or those to which it has access by virtue of this Agreement, regardless of their nature, are not used for illegal purposes or as part of any offense under the Anti-Corruption Laws. It is the intention of the Parties that no payments or transfers of value be

113 made that have the object or effect of bribery or, in general, actions or uses of assets or funds in relation to public or private entities or officials that constitute the commission of unlawful or improper acts in accordance with the Anti-Corruption Laws. The Parties declare that they have not made or promised to make, and agree not to make or promise to make, in connection with this Agreement, any payment or transfer of anything of value, directly or indirectly, if such payment or transfer violates the laws of the country in which it is made or the Anti- Corruption Laws: /i/ to any person working for the State, a government, a public entity (including employees of corporations owned or controlled by the State), or international public organization; /ii/ to any political party, political party official, or candidate; /iii/ to an intermediary for the purpose of having the intermediary pay any of the foregoing; /iv/ to any officer, director, employee, or representative of any actual or potential client of the Company and its Related Parties; /v/ to any officer, director, or employee of the Company or any of its Related Parties; or /vi/ to any other person or entity. No representative, employee, contractor, or consultant of the Parties shall be authorized under any circumstances, nor under the instruction of the Company or its employees or representatives, to engage in any of the activit ies prohibited by the Anti-Corruption Laws, CORFO’s Crime Prevention Manual and Code of Ethics, or any other applicable law, not even under the pretext of complying with the Company’s instructions or providing a benefit to the Company. The Parties shall prepare and maintain 114 accurate books and accounting records related to payments made in connection with this Agreement. The Parties shall develop and maintain a system of internal accounting controls sufficient to comply with Chilean accounting requirements and laws, including the Anti- Corruption Laws. Each Party shall promptly notify the other in writing if, at any time, any of the representations made in this Clause changes or if it becomes aware of a situation that may result in a violation of this Clause. The Company shall maintain and update a crime prevention model, with traceability and reporting channels, in accordance with the requirements of applicable legislation on the matter. Likewise, CORFO shall make available the reporting channel for the same purpose, established in the “System for the Prevention of Employee Crimes, Money Laundering, and Terrorism Financing,” via the email address [***]. CORFO shall promptly inform the Atacameño indigenous organizations of any changes to its reporting channels. TWENTY-SEVENTH: CORFO’s Cooperation with the Company. CORFO shall cooperate in good faith with the Company’s efforts to develop the project that is the subject of this Agreement. Without limiting the generality of the foregoing, CORFO shall provide, where applicable, any documents reasonably requested by the Company, and, in accordance with the principle of collaboration and coordination among public agencies, and always within the scope of its authority, shall undertake before government agencies the necessary procedures 115 for the Project. The Company acknowledges and agrees that, unless otherwise provided by applicable law, neither CORFO nor its representatives shall have any liability or obligation under this Clause, nor shall CORFO or its representatives be obligated or required to fulfill any of the Company’s obligations under this Agreement, the Project Agreement, or the RCAs. TWENTY-EIGHTH: CORFO Board Resolution. CORFO hereby certifies that it is entering into this Agreement pursuant to the provisions of Resolution No. 3 ,194, dated September 15, 2025. TWENTY-NINTH: Authority of the Bearer and Authority to Rectify. The Parties authorize the bearer of a certified copy of this Agreement to request and obtain the registrations, sub-registrations, annotations, and cancellations that may be appropriate in the relevant Registers of the respective Registrars. Notwithstanding the foregoing, the Parties grant power of attorney to Mr. Nicolás Luco Illanes and Mr. Enrique Olivares Carlini so that either one of them, jointly with any one of Ms. Naya Flores Araya, Ms. Pamela Bórquez Astudillo, and Mr. Javier Valladares Ljubetic, for the purpose of obtaining the corresponding registrations, to sign on behalf of their principals the public or private instruments required to specify, clarify, rectify, or add to this deed regarding the identification and specification of the Properties or their titles, and to clarify, rectify, or add information, background details, or 116 citations from deeds, registrations, or any other documents to which related thereto, and may execute one or more copies in accordance with the provisions of the regulations of the relevant registry. THIRTIETH: Notices. Unless a written notice specifying a different address is provided, any notice regarding the Contract and the Documents shall be deemed duly given if delivered personally or by certified mail addressed to: /to/ The General Manager of SQM Salar SpA, SQM Nueva Potasio SpA, and Sociedad Química y Minera de Chile S.A., at the address of Calle Los Militares 4,765, 14th floor, Las Condes district, with a copy to the Legal Vice President at the same address. /b/ The Executive Vice President of CORFO at the address of Calle Moneda 921, 8th floor, Santiago district. A notice sent via a public or private courier service, with certification and guarantee of delivery, shall be deemed to have been given on the date duly certified by said company. THIRTY-FIRST: Representations and Warranties. Each Party to this Agreement represents and warrants to the other with respect to itself that: /a/ It is a duly incorporated and existing entity under the laws of its jurisdiction of incorporation and has full right, power, and authority to enter into and perform its obligations under this Agreement and the Documents, that the signing, execution and performance of this Agreement and the Documents have been validly authorized, and that the obligations contained in this Agreement and the Documents are

117 legally valid and enforceable in accordance with their terms . /b/ The Company’s performance of this Agreement and the other documents supplementing it, and the fulfillment of the obligations set forth therein, do not conflict with or violate, and do not infringe upon, any statute, regulation, judgment, order, decree, contract, mortgage, agreement, concession, or mining right, trust deed, deed, or other instrument to which it is a party or by which any of its properties or assets are encumbered, and does not result in the creation or imposition of any lien, charge, claim, or pledge on its properties or assets . /c/ All of the foregoing representations and warranties are deemed material, essential, and determinative to the execution of this Agreement and the rights of the respective Parties to this Agreement and the Documents relating to such representations and warranties shall survive the execution and delivery of this Agreement and the performance of all or part of its provisions. /d/ The Company shall use its best efforts to comply with tax regulations pertaining to advance pricing agreements that include lithium and potassium products. THIRTY-SECOND: Governing Law. This Agreement shall be governed by Chilean law. THIRTY-THIRD: Expenses. All expenses and notary fees incurred in connection with the execution of this Agreement shall be borne by the Company. 118 THIRTY-FOURTH: Interpretation. In this Agreement, unless the context requires otherwise, the following shall apply: /a/ Headings are for convenience only and shall not affect the interpretation of this Agreement; /b/ Unless otherwise specified, terms used in this Agreement with an initial capital letter and not defined in Clause Five /Definitions/ or in another provision of this Agreement shall have the meaning assigned to them in the Project Agreement. /c/ Unless otherwise specified, references to “Clauses,” “Sections,” and “Annexes” constitute references to the clauses, sections, and annexes of this Agreement; /d/ Each and every Annex forms part of this Agreement for all legal and contractual purposes, and is filed together with this deed under number one hundred sixty-six. /e/ The term “days” means calendar days; notwithstanding the foregoing, if a deadline falls on a Saturday, Sunday, or holiday, the deadline shall be extended to the immediately following business day, and the term “Business Days” has the meaning set forth in Clause Five /Definitions/; /f/ References to any Party or governmental entity named in this Agreement shall include its successors or authorized assignees; /g/ A reference to the plural shall have the same meaning as the singular defined above, and vice versa; and /h/ A reference to any document or agreement, including this Agreement, shall be understood to include references to such document or agreement, as amended, supplemented, or replaced from time to time, provided that such amendment, supplement, or 119 replacement is specifically authorized by this Agreement in accordance with its terms, and, as applicable, subject to compliance with the requirements contained therein. /i/ In numerical expressions and amounts of money, a period is used to separate thousands, and a comma to indicate decimals. /j/ With respect to values or indices used in this Agreement: /i/ If at any time during the Term of the Agreement any index used in this Agreement ceases to be published and is not replaced in accordance with the provisions of this Agreement, the Parties, acting in good faith, shall agree on a replacement mechanism, applying for such purpose parameters equivalent to those considered in the original indices; and /ii/ If any index or value is published with an error, and this error is corrected within the following twelve months, then the Parties shall correct the value or index and proceed with the corresponding recalculations. /k/ The conversion of the various lithium products shall be governed by the equivalence factors set forth in Annex Ten. TRANSITIONAL PROVISION ONE: Mining Concessions. CORFO owns the twenty-eight thousand fifty-four OMA mining concessions listed below, each and every one covering an area of five hectares, located in the Salar de Atacama, municipality of San Pedro de Atacama, Antofagasta Region: OMA Mining Concessions two thousand four hundred fifty-six through two thousand five hundred ten. OMA Mining Concessions 2,831 to 2,895. OMA Mining Concessions 3,206 to 120 3,280. OMA Mining Concessions 3,581 to 3,680. OMA Mining Concessions 3,951 to 4,180. OMA Mining Concessions 4,331 to 4,560. OMA Mining Concessions 4,701 to 4,940. OMA Mining Concessions 5,081 to 5,320. OMA Mining Concessions 5,441 to 5,700. OMA Mining Concessions 5,821 to 6,080. OMA Mining Concessions 6,191 to 6,460. OMA Mining Concessions 6,571 to 6,840. OMA Mining Concessions 6,941 to 7,220. OMA Mining Concessions 7,321 to 7,590. OMA Mining Concessions 7,691 to 7,960. OMA Mining Concessions 8,071 to 8,330. OMA Mining Concessions 8,441 to 8,650. OMA Mining Concessions 8,671 to 8,705. OMA Mining Concessions 8,821 to 9,030. OMA Mining Concessions 9,051 to 9,080. OMA Mining Concessions 9,191 to 9,400. OMA Mining Concessions 9,431 to 9,455. OMA Mining Concessions nine thousand five hundred seventy-one to nine thousand seven hundred eighty. OMA Mining Concessions 9,811 to 9,835. OMA Mining Concessions 9,941 to 10,150. OMA Mining Concessions 10,321 to 10,520. OMA Mining Concessions 10,691 to 10,900. OMA Mining Concessions 11,071 to 11,280. OMA Mining Concessions 11,441 to 11,650. OMA Mining Concessions 11,821 to 12,030. OMA Mining Concessions 12,191 to 12,400. OMA Mining Concessions 12,571 to 12,780. OMA Mining Concessions 13,151 to 13,470. OMA Mining Concessions 13,851 to 14,170. OMA Mining Concessions 14,551 to 14,860. OMA Mining Concessions 15,251 to 15,560. OMA Mining Concessions 15,951 to 16,260. OMA Mining Concessions 16,651 to 16,960. OMA Mining Concessions 17,351 to 17,660. OMA Mining

121 Concessions 18,051 to 18,360 OMA Mining Concessions eighteen thousand seven hundred fifty-one to nineteen thousand sixty. OMA Mining Concessions nineteen thousand four hundred fifty-one to nineteen thousand seven hundred sixty. OMA Mining Concessions twenty thousand one hundred fifty-one to twenty thousand four hundred sixty. OMA Mining Concessions twenty thousand eight hundred fifty- one one to twenty-one thousand one hundred sixty. OMA Mining Concessions twenty-one thousand five hundred fifty-one to twenty-one thousand eight hundred sixty. OMA Mining Concessions twenty-two thousand two hundred fifty-one to twenty-two thousand five hundred sixty. OMA Mining Concessions twenty-two thousand nine hundred fifty-one to twenty-three thousand two hundred sixty. OMA Mining Concessions twenty-three thousand six hundred fifty-one to twenty- three thousand nine hundred sixty. OMA Mining Concessions thirty thousand four hundred eleven to thirty thousand four hundred twenty. OMA Mining Concessions twenty-four thousand three hundred fifty-one to twenty-four thousand six hundred fifty. OMA Mining Concessions twenty-five thousand fifty-one to twenty-five thousand three hundred fifty. OMA Mining Concessions twenty-five thousand seventy-one to twenty-six thousand fifty. OMA Mining Concessions twenty-six thousand four hundred fifty-one to twenty-six thousand seven hundred fifty. OMA Mining Concessions twenty-seven thousand one hundred fifty-one to twenty-seven thousand four hundred fifty. OMA Mining Concessions twenty-seven thousand eight hundred fifty-one to twenty- 122 eight thousand one hundred fifty. OMA Mining Concessions twenty- eight thousand five hundred fifty-one to twenty-eight thousand eight hundred fifty. OMA Mining Concessions twenty-nine thousand two hundred fifty-one to twenty-nine thousand five hundred fifty. OMA Mining Concessions twenty-nine thousand nine hundred fifty-one to thirty thousand two hundred fifty. OMA Mining Concessions thirty thousand six hundred fifty-one to thirty thousand nine hundred fifty. OMA Mining Concessions thirty-one thousand one hundred eleven to thirty-one thousand one hundred twenty. OMA Mining Concessions thirty-one thousand three hundred fifty-one to thirty-one thousand six hundred fifty. OMA Mining Concessions thirty-one thousand eight hundred eleven to thirty-one thousand eight hundred twenty. OMA Mining Concessions thirty-two thousand fifty-one to thirty-two thousand three hundred fifty. OMA Mining Concessions thirty-two thousand five hundred eleven to thirty-two thousand five hundred twenty. OMA Mining Concessions thirty-two thousand seven hundred to thirty-three thousand fifty. OMA Mining Concessions thirty-three thousand two hundred one to thirty-three thousand two hundred twenty. OMA Mining Concessions thirty-three thousand four hundred fifty-one to thirty-three thousand seven hundred fifty. OMA Mining Concessions thirty-three thousand nine hundred one to thirty-three thousand nine hundred twenty. OMA Mining Concessions 34,151 to 34,450. OMA Mining Concessions 34,591 to 34,620. OMA Mining Concessions 34,921 to 35,220. OMA Mining Concessions 35,361 to 35,390. OMA Mining 123 Concessions thirty-five thousand six hundred ninety-one to thirty-five thousand nine hundred ninety. OMA Mining Concessions thirty-six thousand one hundred twenty-one to thirty-six thousand one hundred sixty. OMA Mining Concessions thirty-six thousand four hundred sixty- one to thirty-six thousand seven hundred sixty. OMA Mining Concessions thirty-six thousand eight hundred ninety-one to thirty-six thousand nine hundred thirty. OMA Mining Concessions thirty-seven thousand two hundred thirty-one to thirty-seven thousand five hundred thirty. OMA Mining Concessions thirty-seven thousand six hundred sixty-one to thirty-seven thousand seven hundred. OMA Mining Concessions 38,001 to 38,300. OMA Mining Concessions thirty-eight thousand four hundred thirty-one to thirty-eight thousand four hundred seventy. OMA Mining Concessions thirty-eight thousand seven hundred seventy-one to thirty-nine thousand seventy. OMA Mining Concessions thirty-nine thousand one hundred ninety-one to thirty-nine thousand two hundred forty. OMA Mining Concessions thirty-nine thousand five hundred forty-one to thirty-nine thousand eight hundred forty. OMA Mining Concessions thirty-nine thousand nine hundred sixty-one to forty thousand and ten. OMA Mining Concessions forty thousand three hundred eleven to forty thousand six hundred ten. OMA Mining Concessions forty thousand seven hundred twenty-one to forty thousand seven hundred eighty. OMA Mining Concessions forty-one thousand eighty-one to forty-one thousand three hundred eight. OMA Mining Concessions forty-one thousand four hundred ninety-one to 124 forty-one thousand five hundred fifty. OMA Mining Concessions forty- one thousand eight hundred fifty-one to forty-two thousand one hundred fifty. OMA Mining Concessions forty-two thousand two hundred fifty-one to forty-two thousand two hundred ninety. OMA forty- two thousand five hundred fifty-one to forty-two thousand eight hundred fifty. OMA Mining Concessions forty-two thousand nine hundred fifty- one to forty-two thousand nine hundred ninety. OMA Mining Concessions forty-three thousand two hundred fifty-one to forty-three thousand five hundred fifty. OMA Mining Concessions 43,611 to 43,690. OMA Mining Concessions 43,951 to 44,250. OMA Mining Concessions forty-four thousand three hundred eleven to forty-four thousand three hundred ninety. OMA Mining Concessions forty-four thousand six hundred fifty-one to forty-four thousand nine hundred fifty. OMA Mining Concessions forty-five thousand eleven to forty-five thousand ninety. OMA Mining Concessions forty-five thousand three hundred fifty-one to forty-five thousand six hundred fifty. OMA Mining Concessions forty-five thousand seven hundred eleven to forty-five thousand seven hundred eighty. OMA Mining Concessions forty-six thousand fifty-one to forty-six thousand three hundred sixty. OMA Mining Concessions forty-six thousand four hundred one to forty-six thousand four hundred eighty. OMA Mining Concessions forty-six thousand seven hundred fifty-one to forty-seven thousand sixty. OMA Mining Concessions forty-seven thousand one hundred one to forty- seven thousand one hundred seventy. OMA Mining Concessions forty-

125 seven thousand four hundred fifty-one to forty-seven thousand eight hundred seventy. OMA Mining Concessions forty-eight thousand one hundred fifty-one to forty-eight thousand five hundred sixty. OMA Mining Concessions forty-eight thousand eight hundred fifty-one to forty-nine thousand two hundred sixty. OMA Mining Concessions forty- nine thousand five hundred fifty-one to forty-nine thousand nine hundred fifty. OMA Mining Concessions fifty thousand two hundred fifty-one to fifty thousand six hundred fifty. OMA Mining Concessions fifty thousand nine hundred fifty-one to fifty-one thousand three hundred forty. OMA Mining Concessions fifty-one thousand six hundred fifty-one to fifty-two thousand forty. OMA Mining Concessions fifty-two thousand three hundred fifty-one to fifty-two thousand seven hundred thirty. OMA Mining Concessions fifty-three thousand fifty-one to fifty- three thousand four hundred thirty. OMA Mining Concessions fifty-three and thirty-one thousand seven hundred fifty-one to fifty-four thousand one hundred twenty. OMA Mining Concessions fifty-four thousand four hundred fifty-one to fifty-four thousand eight hundred twenty. OMA Mining Concessions fifty-five thousand one hundred fifty-one to fifty- five thousand five hundred fifteen. OMA Mining Concessions 55,851 to 56,215. OMA Mining Concessions fifty-six thousand five hundred fifty- one to fifty-six thousand seven hundred seventy. OMA Mining Concessions fifty-nine thousand three hundred ninety-one to fifty-nine thousand four hundred sixty. OMA Mining Concessions fifty-six thousand eight hundred one to fifty-six thousand nine hundred fifteen. 126 OMA Mining Concessions fifty-seven thousand two hundred fifty-one to fifty-seven thousand four hundred seventy. OMA Mining Concessions fifty-seven thousand five hundred thirty-one to fifty-seven thousand six hundred and ten. OMA Mining Concessions fifty-seven thousand nine hundred fifty-one to fifty-seven thousand nine hundred fifty-nine. OMA Mining Concessions fifty-seven thousand nine hundred seventy-four to fifty-eight thousand one hundred seventy. OMA Mining Concessions fifty-eight thousand two hundred forty-one to fifty-eight thousand three hundred and ten. OMA Mining Concessions fifty-eight thousand six hundred fifty-one to fifty-eight thousand six hundred fifty-nine. OMA Mining Concessions fifty-eight thousand six hundred ninety-two to fifty- eight thousand eight hundred sixty. OMA Mining Concessions fifty-eight thousand nine hundred fifty-one to fifty-nine thousand. OMA Mining Concessions fifty-nine thousand four hundred seventy-six to fifty-nine thousand five hundred sixty. OMA Mining Concessions fifty-nine thousand six hundred fifty-one to fifty-nine thousand seven hundred. SECOND TRANSITIONAL PROVISION: Sal and Salar Concessions. CORFO is the owner of the concessions, each measuring five hectares, located in the commune of San Pedro de Atacama, province of El Loa, Antofagasta Region, Republic of Chile, which are owned by CORFO and registered in its name, as detailed below: /i/ Sal One, lots one through twenty, registered on page 1,872, entry number 384, of the Property Registry of the Calama Mining Registrar for the year 2012; /ii/ 127 Sal Two, lots one through ten, registered on page 1,873, entry number 385, of the Property Registry of the Calama Mining Registrar for the year two thousand twelve; /iii/ First Salar, lots one through five, registered on page one thousand eight hundred sixty-two, number three hundred seventy-four, of the Property Registry of the Calama Mining Registrar corresponding to the year two thousand twelve; /iv/ Second Salar, lots one through five, registered on page one thousand eight hundred sixty-three, number three hundred seventy-five, of the Property Registry of the Calama Mining Registrar for the year two thousand twelve; /v/ Third Salar from 1 to 25, registered on page 1,864, number 376, of the Property Registry of the Calama Mining Registrar for the year 2012; /vi/ Fourth Salar from 1 to 25, registered on page 1,865, number 377, of the Property Registry of the Calama Mining Registrar for the year two thousand twelve; /vii/ Fifth Salar from 1 to 25, registered on pages one thousand eight hundred sixty-six, number three hundred seventy-eight, of the Property Registry of the Calama Mining Registrar for the year two thousand twelve; /viii/ Sixth Salar from 1 to 25, registered on pages one thousand eight hundred sixty-seven, number three hundred seventy-nine, of the Property Registry of the Calama Mining Registrar for the year two thousand twelve; /ix/ Seventh Salar from 1 to 25, registered on pages 1,868, number 380, of the Property Registry of the Calama Mining Registrar for the year 2012; /x/ Eighth Salar from 1 to 25, registered on pages 1,869, number 381, of the Property Registry of the Mining Registrar of El Loa-Calama for the 128 year two thousand twelve; /xi/ Ninth Salar from 1 to 25, registered on pages 1,870, number 382, of the Mining Property Registry of the Mining Registrar of Calama for the year two thousand twelve; and /xii/ Tenth Salar from 1 to 10, registered on pages 1,871, number 383, of the Property Registry of the Calama Mining Registrar for the year 2012. THIRD TRANSITIONAL PROVISION: Parties to the Contract. Except as provided in Clause Twenty-One of the Contract /Guarantee and Joint and Several Liability/, as of the effective date of the amendment, consolidated and updated text of the Contract executed on September 16, 2025, Sociedad Química y Minera de Chile S.A. and SQM Nueva Potasio SpA shall cease to have any rights or obligations under the Agreement, such that after that date they shall no longer be considered parties to this agreement, which shall apply solely to the Parties. The foregoing, in any event, shall not affect the liability of Sociedad Química y Minera de Chile S.A. and SQM Nueva Potasio SpA for events and obligations that have occurred or accrued prior to the effective date of the amendment.” FOUR: Effective Date. Four.One. The amendments and consolidated text of the SQM Lease Agreement shall take effect once CODELCO’s entry into SQM Salar has occurred. For the purpose of verifying compliance with the aforementioned condition precedent, SQM Salar must send a notice to CORFO, accompanied by a copy of the SQM

129 Salar shareholder registry showing that CODELCO or a CODELCO subsidiary is registered as a shareholder holding the majority of the shares issued by SQM Salar in its name. The condition precedent shall be deemed to have failed if CODELCO’s entry into SQM Sa lar does not occur by June 30, 2026. Furthermore, in all matters not modified by this instrument, the provisions of the SQM Lease Agreement in effect as of this date shall remain fully in force. Four.Two. Until compliance with the condition precedent consisting of CODELCO’s transfer to SQM Salar is verified, all terms, conditions, and stipulations of the SQM Lease Agreement remain fully in force, the latest amendment to which was made on January 8, 2020, by public deed executed at the Seventh Notary’s Office of Santiago, by Ms. María Soledad Santos Muñoz. The same shall apply in the event that the aforementioned condition precedent fails to be met. AUTHORIZATIONS. The authorization of Mr. JOSÉ MIGUEL BENAVENTE HORMAZÁBAL to act on behalf of and in representation of the CORPORACIÓN DE FOMENTO DE LA PRODUCCIÓN is set forth in Supreme Decree No. 28, dated March 11, 2022, issued by the Ministry of Economy, Development, and Tourism. The authority of Mr. CARLOS CÉSAR DÍAZ ORTIZ and Mr. JOSÉ MIGUEL GUSTAVO BERGUÑO CAÑAS to act on behalf of and in representation of SQM NUEVA POTASIO SpA is set forth in a public deed dated August 5, 2024, executed at the Seventh Notary Office of Santiago before Acting Notary Public Mr. Christian Ortiz Cáceres. The power of attorney granted to Mr. CARLOS CÉSAR DÍAZ ORTIZ and 130 Mr. JOSÉ MIGUEL GUSTAVO BERGUÑO CAÑAS to act on behalf of and in representation of SQM SALAR SpA is recorded in a public deed dated December 12, 2024, executed at the Seventh Notary Office of Santiago by Mr. Christian Ortiz Cáceres. The power of attorney granted to Mr. RODRIGO ISAAC VERA DÍAZ and Mr. GONZALO IGNACIO AGUIRRE TORO to act on behalf of and in representation of SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. is evidenced by a public deed dated October 10, 2023, executed at the Seventh Notary Office of Santiago by Ms. María Soledad Santos Muñoz. Those that are not included because they are known to the parties and to the notary authorizing this document. After reviewing and reading this instrument, the parties present sign it, together with the notary public of this office, Ms. María Muñoz Yáñez. A copy is provided. This deed is recorded in the Register under Number /s/ CARLOS CÉSAR DÍAZ ORTIZ CARLOS CÉSAR DÍAZ ORTIZ ID No.……………………………….. On behalf of SQM NUEVA POTASIO SpA and SQM SALAR SpA /s/ JOSÉ MIGUEL GUSTAVO BERGUÑO CAÑAS 131 JOSÉ MIGUEL GUSTAVO BERGUÑO CAÑAS ID No.………………………………….. Representing SQM NUEVA POTASIO SpA and SQM SALAR SpA /s/ RODRIGO ISAAC VERA DÍAZ RODRIGO ISAAC VERA DÍAZ ID No.………………………………….. Representing SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. /s/ GONZALO IGNACIO AGUIRRE TORO GONZALO IGNACIO AGUIRRE TORO ID No.………………………………….. On behalf of SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. /s/ JOSÉ MIGUEL BENAVENTE HORMAZÁBAL JOSÉ MIGUEL BENAVENTE HORMAZÁBAL ON BEHALF OF CORPORACIÓN DE FOMENTO DE LA PRODUCCIÓN ID No.………………………………….. 132